UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2007

MATRIX VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120382

(Commission File Number)

Currently Being Obtained

(IRS Employer Identification No.)

11120 Horseshoe Way, Suite 140, Richmond, British Columbia, Canada V7Q 5H7

(Address of principal executive offices and Zip Code)

(604) 273-6333

Registrant's telephone number, including area code

2640 Tempe Knoll Drive, North Vancouver, British Columbia, Canada V7N 4K6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" commencing on page 2 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Matrix Ventures, Inc. and our wholly-owned subsidiary, FSona Systems Corp. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2007, we entered into a share exchange agreement with FSona Systems Corp., a private Nevada corporation, and the former shareholders of FSona Systems. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of FSona Systems occurred on February 9, 2007. Please refer to the information provided under Item 2.01 of this current report for information related to the share exchange agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

SHARE EXCHANGE WITH FSONA SYSTEMS CORP.

On February 8, 2007, we entered into a share exchange agreement with FSona Systems Corp., a private Nevada corporation and the former shareholders of FSona Systems. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of FSona Systems occurred on February 9, 2007. In accordance with the closing of the share exchange agreement, we issued 2,439,348 common shares to the former shareholders of FSona Systems in exchange for the acquisition, by our company, of all of the 1,082,000 issued and outstanding common shares of FSona Systems on the basis of 2.2544805 common shares of our company for every one common share of FSona Systems.

Our company had 4,748,348 common shares issued and outstanding as of February 9, 2007 as a result of the issuance of 2,439,348 common shares in connection with the closing of the share exchange agreement. As of the closing date, the former shareholders of FSona Systems held approximately 51.4% of the issued and outstanding common shares of our company. The issuance of the 2,439,348 common shares to the former shareholders of FSona Systems was deemed to be a reverse acquisition for accounting purposes. FSona Systems, the acquired entity, is regarded as the predecessor entity as of February 9, 2007. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of FSona Systems. Such financial statements will depict the operating results of FSona Systems, including the acquisition of our company, from February 9, 2007.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. Our ability to develop and commercialize our technologies will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

-	support our planned growth and carry out our business plan;
-	continue progress in our research and development programs;
-	protect our intellectual property;
-	hire top quality personnel for all areas of our business;
-	address competing technological and market developments;
-	establish additional collaborative relationships; and
-	market and develop our technologies.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require but are unable to obtain additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a history of losses which raise substantial doubt about our ability to continue as a going concern.

FSona Systems incurred net losses of $1,326,856 and $2,609,963 for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. At September 30, 2006, the accumulated deficit was $3,802,155. We can offer no assurance that we will operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We are engaged in the business of manufacturing and selling SONAbeam systems, or wireless transceivers that transfer data, voice and video between two points using infrared laser beams. The technology is referred to as free space optics or optical wireless. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the near future. Any profitability in the future from our business will be dependent upon the successful commercialization of our core technology, which itself is subject to numerous risk factors as set forth herein.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our technology gains market acceptance sufficient to generate a sustainable level of income from the commercialization of our technology. Our history of losses raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in the independent registered public accounting firm's report on the financial statements of FSona Systems for the year ended December 31, 2005. If the going concern assumption was not appropriate for these financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported loss and the balance sheet classification used.

Technological changes in the broadband wireless industry could render our optical wireless products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Failure to refine our technology and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The broadband and optical wireless industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing broadband and optical wireless technologies may be under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of such products.

Our company relies upon the successful research and development of new products and technologies but we can offer no assurance that our research and development efforts will produce positive results or keep pace with our competitors.

Research and development activities are inherently uncertain, and we could encounter practical difficulties in commercializing our research and development results. Our expenditures on research and development may not produce corresponding benefits. Other companies are developing a variety of competing technologies that could produce products that prove more cost-effective or have better performance than our current or future SONAbeam™ products. As a result, our technology may be rendered obsolete by the technological advances of others, which could reduce our net sales and market share.

The rate at which potential customers are willing to purchase our products could be slowed by negative prior experiences they may have had with previously existing point-to-point wireless technologies.

Potential customers within our target market may have had negative prior experiences with previously existing wireless point-to-point technologies, such as inadequate transmission capacity or service outages due to weather conditions. Accordingly, it could take significant time to educate the market as to the unique attributes of our products that enable our products to overcome the types of problems that prevented prior wireless technologies from serving as viable alternatives to traditional communication methods.

Our customers' failure to obtain the access rights necessary to install our equipment could adversely affect our ability to expand our business.

Our customers may not be able to obtain, from building owners or managers, access rights to buildings, rooftops or towers to successfully install and service our equipment as planned. If our customers do not have access to a window from which to transmit, our customers will require access rights to the building and rooftop where our products will be placed in order to install our equipment. Our customers' failure to obtain access rights at the pace and locations necessary could have an adverse affect on our business and financial condition. In addition, customers may need to obtain zoning or other governmental approvals in order to place our products on a particular building or in a particular area. They may not be able to obtain these approvals in a timely manner, or at all.

It could prove costly for us to effectively compete in the intensely competitive telecommunications equipment industry, which failure could negatively impact our financial results.

Both the telecommunications equipment industry in general and the wireless communications equipment industry in particular are intensely competitive. Companies operating in the telecommunications equipment industry are always seeking to develop viable wireline and wireless high-speed communications products and services, whether it is by:

-	developing technologies that improve the performance of existing copper alternatives;
-	developing methods for lowering the cost of fiber optic cable; or
-	developing new and improved point-to-point and wide area wireless solutions.

The wireless communications industry in which we principally compete has attracted substantial media and other attention in recent years in part due to the ability of newly developed equipment to provide wireless connectivity simply, quickly, and efficiently. These factors have led numerous companies to develop or commence developing products that compete or could compete with ours. The large number of companies offering products that may be perceived to be similar or even interchangeable with our products could have the effect of reducing the prices at which we are able to sell our products. In turn, this could reduce our gross margins and negatively impact our general financial results.

Exchange rate risk may negatively affect our cost of sales and gross margins, and could result in exchange losses.

Although our reporting currency is the United States dollar, we manufacture and incur costs in the currency of the Canadian dollar. As a result, we are subject to exchange rate risk. Changes in exchange rates between the United States dollar and the Canadian dollar could affect our cost of sales and gross margins, and could result in exchange losses. We cannot accurately predict the impact of future exchange rate fluctuations on our results of operations. Currently, we do not engage in any exchange rate hedging activities and, as a result, any volatility in currency exchange rates may have an immediate adverse effect on our financial condition and results of operations.

Our international operations subject us to a number of risks, including unfavorable political, regulatory, labor and tax conditions in foreign countries.

Our international operations subject us to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions. Risks inherent to international operations, include the following:

-	difficulty in enforcing agreements in foreign legal systems;
-

foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade and investment, including currency exchange controls;

-

fluctuations in exchange rates may affect product demand and may adversely affect our profitability in United States dollars to the extent the price of our products and cost of raw materials is denominated in a foreign currency;

-	inability to obtain, maintain or enforce intellectual property rights;
-	changes in general economic and political conditions in the countries in which we operate;
-	unexpected adverse changes in foreign laws or regulatory requirements, including those with respect to export duties and quotas;
-	difficulty with staffing and managing widespread operations;
-	trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries; and
-	difficulty of and costs relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer and sell our products.

Our international operations require us to respond to rapid changes in market conditions in these countries. The success of our international operations depends, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be able to develop and implement policies and strategies that will be effective in each location where we do business.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation may be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of provisional patent applications, patents, trademarks and trade secrets. These measures, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our technology.

Our products may subject us to product liability exposure and our product liability insurance may not be sufficient to cover these claims.

Use of our products may expose us to product liability claims in the event they cause injury or harm our customers or third parties' businesses. Although we have product liability insurance, it is possible that our insurance coverage could be insufficient to fully cover potential claims. Due to our limited financial resources, we may not be able to satisfy any liability resulting from these claims, which would negatively affect our financial condition.

If we fail to effectively manage the growth of our company and the commercialization of our technology, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the development of our technology and the expansion of our marketing and commercialization efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will be required to hire additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation, as amended, authorizes the issuance of up to 75,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

We were incorporated on February 2, 2004. On February 8, 2007, we entered into a share exchange agreement with FSona Systems and the shareholders of FSona Systems. The share exchange agreement contemplated our company acquiring all of the issued and outstanding common shares of FSona Systems in exchange for the issuance by our company of 2,439,348 common shares. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding shares of FSona Systems occurred on February 9, 2007. As of the closing date, the former shareholders of FSona Systems held approximately 51.4% of the issued and outstanding common shares of our company. The acquisition of FSona Systems is deemed to be a reverse acquisition for accounting purposes. FSona Systems, the acquired entity, is regarded as the predecessor entity as of February 9, 2007. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of FSona Systems. Such financial statements will depict the operating results of FSona Systems, including the acquisition of our company, from February 9, 2007.

Following incorporation, we commenced the business as a company engaged in the acquisition and disposition of mineral properties. On April 21, 2004, we obtained an exclusive option to acquire a 100% interest in a mineral claim known as the Wanapitei River Property pursuant to the terms of an agreement with Terry Loney. We were not successful in implementing our business plan as a company engaged in the acquisition and disposition of mineral properties. As management of our company investigated opportunities and challenges in the business of being a mineral based company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our mineral business and elected not to exercise the option to acquire the interest in the Wanapitei River Property. We have identified the business previously operated by FSona Systems as a private entity and entered into the share exchange agreement as a means to change our business.

BUSINESS SUBSEQUENT TO THE ACQUISITION OF FSONA SYSTEMS CORP.

Current Business

As of the closing date of the share exchange agreement on February 9, 2007, our company commenced the business of providing point-to-point broadband wireless connectivity solutions. Specifically, we manufacture and sell wireless transceivers that transfer data between two points using infrared laser beams, such as voice, data, video, internet messages and large computer files. Our products offer a point-to-point, line of sight, wireless high-speed communications link established between two transceiver units, which are "linked" wirelessly through the alignment of our SONAbeam™ products which transmit data via a laser beam. Our transceiver units are designed to provide wireless link transmission of data at speeds of up to 2.5 gigabits per second, with transmission similar to those obtained with fiber, and to transmit that data at distances of up to 7 km in clear weather conditions. In addition to being fast, reliable and cost effective, our SONAbeam™ products can be rapidly installed and redeployed. Our business strategy is to generate revenues through the commercialization of our technologies. Our target customers include the military, government, carriers, service providers, private enterprise and other entities seeking wireless communication solutions. Our products operate based on eye-safe 1550 nanometer wavelength free space optics technology, and could potentially be similar in data rates to fiber optic cable. Free space optics operates when a laser transmitter generates focused light waves that carry data through the atmosphere to an optical receiver that recognizes those light waves.

Corporate History of FSona Systems Corp.

FSona Systems was incorporated as a British Columbia company on October 29, 2004 under the name 707431 B.C. Ltd. On December 2, 2004, the company's name was changed from 707431 B.C. Ltd. to FSona Systems Corp.

On November 19, 2004, FSona Systems acquired certain assets and liabilities of fSona Communications Corp., an unrelated company. The audited financial statements and management's discussion and analysis included in this current report includes financial information of fSona Communications, as FSona Systems' predecessor company, prior to the purchase of fSona Communications' assets in addition to financial information of FSona Systems following its incorporation on October 29, 2004.

On August 10, 2005, FSona Systems effected a continuation to the State of Nevada at which time FSona Systems changed its authorized capital structure from an unlimited number of common shares with no par value to 100,000,000 common shares with a par value of $0.001. Following the continuation, FSona Systems became a Nevada company and has subsequently registered as an extra-provincial company in British Columbia.

On March 28, 2006, FSona Systems underwent a change in control as a result of the sale of all of FSona Systems' common shares and a transfer of debt owing to FSona Systems in the aggregate amount of $3,312,001 between two shareholders. The intercompany debt of $3,312,001 was subsequently converted into 999,900 shares of FSona Systems following the transfer. For financial statement purposes, the debt assumed by our current controlling shareholder remains on the balance sheet of FSona Systems as the assignment did not fully satisfy all the tests for extinguishment. Such amounts will be reclassified to equity for financial statement purposes at such time as the current shareholder extinguishes the debt to the former controlling shareholder.

Technology Overview – Free Space Optics

Free space optics, also called free space photonics or optical wireless, refers to the transfer of modulated visible or infrared beams through the atmosphere to obtain broadband communications. Free space optics works by transferring invisible light beams from one transceiver to another using low power infrared lasers in the teraHertz spectrum.

Free space optics systems use lasers to transmit data, but instead of enclosing the data stream in a glass fiber similar to that of a wired fiber optic connection, it transmits data using a wireless connection, through the air. As a result, users receive the speed of a wired fiber optic connection, without having to undertake the substantial infrastructure costs necessary to install a wired fiber optic connection. Free space optic systems are able to transmit and receive data through windows, making it possible to mount wireless transceivers inside buildings, reducing the need to compete for roof or tower space and simplifying installation. In addition, free space optics systems require no government licensing and wireless transceivers can be readily deployed within hours of the availability of line-of-sight access. Our wireless transceiver products are able to transmit data anywhere between 50 meters and 7 kilometers. Transmission distance is dependent on weather conditions and we utilize visibility data to calculate the appropriate path distance and link margin.

PRODUCTS

Our products consist of eleven models in three distinct product lines, consisting of the SONAbeam™ M Series, the SONAbeam™ S Series and the SONAbeam™ E Series. Each model is differentiated by its bit rate and operational range. To date, our transceivers have been used by the United States government, and have been deployed commercially in over 40 countries worldwide.

SONAbeam™ Model	Rate in Mbps (rate adaptive)	Maximum Recommended Range	Protocols
SONAbeam™ 52-E	10 to 68	3,850m (2.39 miles)	Ethernet, N x T1/E1, DS3/E3, OC-1/STM-0
SONAbeam™ 52-M	10 to 68	7700m (4.80 miles)	Ethernet, N x T1/E1, DS3/E3, OC-1/STM-0
SONAbeam™ 155-E	31 to 180	3,300m (2.10 miles)	N x T1/E1, DS3/E3, Fast Ethernet, OC-3/STM-1
SONAbeam™ 155-S	31 to 180	4,450m (2.80 miles)	N x T1/E1, DS3/E3Fast Ethernet, OC-3,/STM-1
SONAbeam™ 155-M	31 to 180	6,400m (4.00 miles)	N x T1/E1, DS3/E3, Fast Ethernet, OC-3/STM-1
SONAbeam™ 622-S	100 to 715	3,400m (1.98 miles)	Fast Ethernet, OC-3/STM-1, OC-12/STM-4
SONAbeam™ 622-M	100 to 715	5,500m (3.29 miles)	Fast Ethernet, OC-3/STM-1, OC-12/STM-4
SONAbeam™1250-E NOT SHIPPED - BETA REQUIRED	100 to 1500	2,600m (1.6 miles)	Fast Ethernet, OC-3/STM-1,OC-12/STM-4, Gigabit Ethernet
SONAbeam™ 1250-S	100 to 1500	3,200m (1.98 miles)	Fast Ethernet, OC-3/STM-1, OC-12/STM-4, Gigabit Ethernet
SONAbeam™ 1250-M	100 to 1500	5,300m (3.29 miles)	Fast Ethernet, OC-3/STM-1, OC-12/STM-4, Gigabit Ethernet
SONAbeam™ 2500-M SHIPPED BUT MORE R&D REQUIRED	125 to 2448	5,000m (3.1 miles)	Fast Ethernet, OC-3/STM-1, OC12/STM-4, Gigabit Ethernet, OC-48/STM-16

SONAbeam™ M Series

The SONAbeam™ M Series provides a medium range, high-availability communication link. The product features four laser diode transmitters, an eight inch receiver, and a rugged, cast-aluminum, environmentally-sealed housing. The product incorporates four spacially diverse transmitters around a large receiver to ensure transmission integrity in challenging environmental conditions and to combat scintillation and obstructions. The typical range of our M Series products is between 50 meters and 7 kilometers. The SONAbeam™ M is 48 DC power sourced, with an option to use an external AC power supply as needed.

SONAbeam™ S Series

The SONAbeam™ S Series provides a compact low-cost product for short-range, all-weather, high availability communication link for commercial, industrial and carrier applications. Lightweight and compact, the S Series features a rugged exterior housing similar to the M Series, thereby making it equally suitable for outdoor operation in all weather environments. The product incorporates two spacially diverse transmitters that transmit to a 4 inch recepting aperture. The typical range of our S Series products is between 50 meters and 4 kilometers. The SONAbeam™ S system is AC powered, but media converters are available.

SONAbeam™ E Series

The SONAbeam™ E Series provides a cost-effective communication link for short-distance applications, typically between 50 meters and 3 kilometers. The E Series was designed to be flexible in regards to its application. As a result, the E Series was designed with a field swappable network interface card which makes ramping-up bandwidth or switching protocols quick and inexpensive. The unit can be ordered with AC or DC power options. The E Series can be easily transported to installation sites making it ideal for situations that require rapid deployment.

Product Services

In connection to the purchase of our SONAbeam™ wireless transceivers, we offer customers installation support, maintenance support and training services. In regards to installation support, we assist customers with system planning, installation, configuration and software application concerns. For ongoing maintenance support, we have developed a maintenance program that ensures customers receive the latest versions of our documentation, software, and access to a variety of technical assistance. We also offer technical telephone support 24 hours per day 7 days per week. Finally, we provide training courses on a fee-per-student basis for partners and customers who deploy or use our wireless transceivers.

SALES AND MARKETING

Over the past four years we have assessed and targeted several different markets. These activities have included product trials in multiple carrier environments, testing and certification, and direct competitive testing. We also maintain a website at www.fsona.com. Information on our website does not form part of this current report.

FSona Systems has commenced the building of the United States sales team with the addition of four new team members who have experience within the military, government and carrier markets. We have also established a new Virginia office in June 2005, which is directly targeted at enhancing our ability to better address the requirements of the large military, government/homeland security, and private enterprise base headquartered in the Washington, DC area.

Our sales and marketing expenses consist primarily of personnel costs for the sales and marketing staff, marketing programs, travel and tradeshow expenses, and overhead allocations. Support expense consists of customer support and training costs.

We have narrowed the focus of our sales and marketing activities to three primary target markets; military and government (the United States being the primary target), service providers and private enterprise - the latter two market sectors have more of an international focus. We believe that these sectors are in the early stages of deployment and represent the most significant market opportunities to sell our SONAbeam™ wireless transceivers.

Military and Government/Homeland Security

We believe that military bases and other government facilities, including ports of entry, need to expand connectivity while maintaining security and safety. Laying fiber can be too costly to connect all the buildings or points of presence on a base or a complex of government buildings. Secure, undetectable and easily installed, the SONAbeam™ wireless transceivers are able to connect large areas with minimal planning and deployment time. Typical military and government applications include last-mile connectivity, cross campus networking, digital video transport, sensor and surveillance data transmission, disaster recovery, continuity of operations (COOP), biometric security, and physical redundancy with fiber or other wireless technologies.

Service Providers

While bandwidth is available on most metro fiber rings, carriers often can't justify laying fiber to each and every building in an area, which can limit communication. SONAbeam™ wireless transceivers can allow service providers to increase their fiber ring revenue base by installing lateral links to off-net buildings, responding quickly and cost efficiently to the need of any customer. Typical applications include last-mile connectivity, cellular backhaul, connectivity with progressive networks (WiFi/WiMax), remote cell site extension and business continuity and disaster recovery.

Private Enterprise

As requirements grow and the use of corporate networks expands, the need to connect off-net facilities with high bandwidth data connectivity increases. Companies, airports, hospitals and schools can use SONAbeam™ wireless transceivers to connect buildings within their campus environments. Offering the speed of fiber optic cable at a lower cost and greater flexibility than fixed link wireline solutions. SONAbeam™ wireless transceivers can readily be redeployed in the event of a site consolidation or move. Applications include LAN/WAN extensions, last-mile and campus connectivity, business continuity and disaster recovery, and digital video/security transmission.

SIGNIFICANT SUPPLIERS

We are not dependent on any single supplier for any of our components or assemblies used in the manufacture of our products. We do, however, have preferred suppliers which we have used for a number of years. Due to the large number of alternative suppliers who offer similar products on terms similar to our current suppliers, we believe that our company will be able to enter into supplier relationships with other suppliers on substantially the same terms without adverse consequences to our business operations if any of our current supplier relationships are terminated for any reason.

SIGNIFICANT CUSTOMERS

Although we are not dependent on one or more customers, we have customers that accounted of over 10% of our revenue during the year ended December 31, 2005 and the nine month period ended September 30, 2006. One customer accounted for 23.3% of revenue in the year ended December 31, 2005. Three customers accounted for 31.9%, 29.4% and 20.0% of revenue for the period from October 29, 2004 to December 31, 2004 and one customer accounted for 10.8% of revenue for the period from January 1, 2004 to November 18, 2004. Two customers accounted for 10% and 20% of revenue in the nine month period ended September 30, 2006 and three customers accounted for 12%, 11% and 25% of revenue for the nine-month period ended September 30, 2005.

INTELLECTUAL PROPERTY

General

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We require all current and future employees, consultants, contractors, manufacturers, outside collaborators, directors on our board, and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We require signed confidentiality or material transfer agreements from any company that receives confidential information from our company. We intend to ensure that, in the case of employees, consultants and contractors, any agreements that our company enters into with such persons will generally provide that all inventions conceived by the person while rendering services to us shall be assigned to us as the exclusive property of our company. We can offer no assurance, however, that all persons who we seek to sign such agreements will sign, or if they do, that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Our success will depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. We have not conducted freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technologies or subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we will be able to obtain such licenses or that such licenses, if available, may be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses may result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which may have a material adverse affect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Patents and Patent Applications

Our company has filed numerous provisional patent applications for our laser communication system design and related sub-systems. To date, we have been granted the following three patents: one for our Enhanced Gregorian Telescope, providing an unparalleled short focal length telescope platform, one for our thermal electric cooler controller and one for a portable laser transceiver system.

The validity and breadth of claims in patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any patents based on pending patent applications or any future patent applications by us, or any future licensors, will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the provisional patent applications that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the provisional patent applications and other proprietary rights held or licensed by us. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or design around any patents that may be issued to us or our licensors. Since provisional patent applications in the United States are maintained in secrecy until patents are issued, we also cannot be certain that others have not or will not file prior applications for inventions covered by our, and our licensors' pending patent applications, nor can we be certain that we will not infringe any patents that may be issued to others on such applications.

Trademarks

The following are registered trademarks of our company: fSONA, SONAbeam, Wireless at the speed of light and True eye-safe.

Domain Names

We own and operate the following registered internet domain names: fsona.ca, sonabeam.com, fsona.com, and free-space-optic.com. The information contained on our websites does not form part of this current report.

RESEARCH AND DEVELOPMENT

We have spent $670,564 on research and development during the year ended December 31, 2005 and $421,119 during the nine months ended September 30, 2006. Such funds have been used to maintain a core engineering team. The funds allocated during the respective periods were focused on product and software improvements. We maintain a manufacturing, research and development office at our facility located at 11120 Horseshoe Way, Suite 140, Richmond, British Columbia, Canada, in which we have 10 full time employees. In order to maintain a competitive edge in the marketplace, we intend to initiate a number of product development programs aimed at a combination of upgrading and leveraging the existing technology, developing new next generation free space optics technologies for the telecom marketplace, as well as leveraging our current strengths into new market segments.

COMPETITION

We compete with a number of different companies who sell wireless transceivers based on free space technology. These companies include; MRV Communications, Inc., PAV Data Systems Ltd., Canon and Lightpointe, Inc. Wireless transceivers based on free space technology are essentially differentiated by four main characteristics:

-	Bandwidth;
-	Performance;
-	Mechanical Design; and
-	Price.

We believe that our SONAbeam™ wireless transceivers lead our competitors in bandwidth, performance and mechanical design, while remaining price competitive.

We also compete with a number of different companies who offer various other wireless technologies as described below:

Microwave

Licensed microwave vendors such as Alcatel, Harris, DMC Stratex and Ericsson have been selling point-to-point radios at frequencies between 6 and 39 GHz to international carriers and service providers around the world. There is approximately $2 billion worth of point-to-point microwave systems installed worldwide, with 80 percent outside of the United States. Historically, these products are sold at bandwidths between 1.5 and 45 Mbps. Each of these vendors offers products capable of up to at least 155 Mbps, with some offering products at 622 Mbps. We compete directly with these companies in markets where there is a highly regulated spectrum environment and typically at the higher data rates (100 Mbps to 1.5Gbps). Spectrum costs and regulatory requirements are an intrinsic overhead cost for microwave products that does not exist with free space optics. Unlike our optical wireless products, microwave technology emits electro-magnetic interference and is regulated by the Federal Communications Commission in the United States and the International Telecommunications Union internationally. Additionally, many countries have issues with the spectrum utilization already operating at capacity; where it may no longer be physically possible to add new services using microwave. In these markets unlicensed wireless technologies are the only choice.

Unlicensed Radio

Unlicensed radios are systems that operate at frequencies below 6 GHz. Typically, these products offer bandwidths of 1.5 Mbps to a maximum of 100 Mbps. Some of these companies are Alvarion, Proxim, Redline and WiLAN. As with any technology, unlicensed radio frequency has its challenges; the two primary challenges in this space are raw bandwidth and cross system interference. The interference issue arises inherently since the installation of the equipment is unlicensed and uncontrolled to a large degree. Additionally, unlicensed radio frequencies are not consistent on a global basis and vary from country to country. We work with these companies in both complementary and competitive environments. Because both products are unlicensed, service providers will often look to combine a high data rate SONAbeam™ with a lower data rate unlicensed radio to provide a redundant service.

Millimeter Wave

The millimeter wave industry has paralleled the free space optics industry in many ways, including life span; the commercial industry having started at approximately the same time. Millimeter wave is a radio frequency that operates at frequencies above 57 GHz. At these frequencies, the manufacturers are able to provide data rates from 100 Mbps to 1 Gbps. However, like all radio frequency products that operate above 10 GHz, millimeter wave products are severely affected by rain, an environmental factor more easily dealt with by free space optics. Due to the fact that millimeter wave radios operate at higher frequencies, like free space optics they are strictly metropolitan or campus area solutions. Some of these companies are Bridgewave and Gigabeam.

GOVERNMENT REGULATION

Overview

Neither our company nor our company's products or services are regulated by the government in any of our markets and no permits specific to our industry are required in order for our company to operate or to sell our products and services. Our company is not subject to any legislation specific to our industry, company or products and services. While the Federal Communications Commission regulates the licensing, construction, operation, acquisition and transfer of radio frequency wireless communication systems in the United States, our technology is not subject to the regulations of the Federal Communications Commission because there are no interference emission issues. However, the Food and Drug Administration regulates the eye-safety of our products and our 1550 nm wavelength products are certified Class IM eye-safe.

EMPLOYEES

Our company is currently operated by Sunny Taylor as our President, Secretary and Treasurer. As of February 9, 2007, FSona Systems had 16 full time employees, including 6 in engineering, 2 in manufacturing, 5 in sales and marketing, and 3 in administration. We are not a party to any collective bargaining agreement. We believe our relations with our employees to be satisfactory.

DESCRIPTION OF PROPERTY

Our principal office is located at 11120 Horseshoe Way, Suite 140, Richmond, British Columbia, Canada, V7A 5H7. The 11,207 square foot facility serves as the base of operations for our manufacturing, engineering, research and development, administrative and accounting functions. Our company has leased the premises for the period from August 2005 to August 2010. The monthly lease payment (excluding estimated operating costs) is $6,470 (CDN$7,232).

Our company has also leased a facility located at 1750 Tysons Boulevard, Suite 240, McLean, Virginia, United States 22102. The 2,700 square foot facility serves as the base of operations for our corporate sales and marketing functions. The term of the lease is for the period from June 2005 to December 2009. The monthly lease payment is $8,734 with a 3% escalation in June of each year.

We believe that the condition of each of our leased properties is satisfactory, suitable and adequate for our current needs.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

You should read the following discussion of our financial condition and results of operations together with the audited and unaudited financial statements and the notes to the audited and unaudited financial statements included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

We are in the business of providing point-to-point broadband wireless connectivity solutions. Specifically, we manufacture and sell wireless transceivers that transfer data between two points using infrared laser beams, such as voice, video and data. Our products offer a point-to-point, line of sight, wireless high-speed communications link established between two transceiver units, which are "linked" wirelessly through the alignment of our SONAbeam™ products which transmit data via a laser beam. Our transceiver units are designed to provide wireless link transmission of data at speeds of up to 2.5 gigabits per second, similar to transmission speeds obtained with fiber, and to transmit that data at distances of up to 7 kilometers. In addition to being fast, reliable and cost effective, our SONAbeam™ products can be rapidly installed and moved. Our business strategy is to generate revenues through the commercialization or licensing of our technologies. Our target customers include the military, government service providers, private enterprise and other enterprises seeking wireless communication solutions.

On February 9, 2007, we completed a share exchange agreement with FSona Systems and the former shareholders of FSona Systems. As a result of the share exchange agreement, we abandoned our previous business and commenced the business of engineering, manufacturing and distributing SONAbeams. Because we are the successor business to FSona Systems and because the operations and assets of FSona Systems represents our entire business and operations from the closing date of the share exchange agreement, our management's discussion and analysis and audited and unaudited financial statements are based on FSona System' financial results for the relevant periods.

Basis of Presentation of Financial Information

FSona Systems was incorporated as a British Columbia company on October 29, 2004. On November 19, 2004, FSona Systems acquired certain assets and liabilities of fSona Communications Corp. Our audited financial statements and management's discussion and analysis included in this current report include financial information of fSona Communications, as the predecessor company of FSona Systems, for the period from January 1, 2004 to November 18, 2004, the day before the purchase of fSona Communications' assets. In addition, our audited financial statements include financial information of FSona Systems following its incorporation on October 29, 2004 to December 31, 2004. For this reason, the financial information included in our management's discussion and analysis set out below compares the audited annual results of FSona Systems for the year ended December 31, 2005 as compared to the period from January 1, 2004 to November 18, 2004 of fSona Communications, and the period from October 29, 2004 to December 31, 2004 of FSona Systems. During the period of overlap between October 29, 2004, the incorporation date of FSona Systems, and November 18, 2004, the closing of the asset purchase transaction, FSona Systems did not carry out any material transactions that would otherwise effect the presentation of such financial information.

SUMMARY OF KEY RESULTS

Sales for the year ended December 31, 2005 was $2,537,721, as compared to sales from FSona Systems of $307,455 for the period from October 29, 2004 to December 31, 2004 and sales from fSona Communications, our predecessor company, of $2,370,659 for the period from January 1, 2004 to November 18, 2004. Sales for the nine months ended September 30, 2006 were $1,652,882 as compared to sales of $1,824,211 for the nine months ended September 30, 2005.

Total operating expenses including sales and marketing expenses and general and administrative expenses for the year ended December 31, 2005 were $3,237,690, as compared to total operating expenses from FSona Systems of $350,228 for the period from October 29, 2004 to December 31, 2004 and total operating expenses from fSona

Communications, our predecessor company, of $3,161,998 for the period from January 1, 2004 to November 18, 2004. Total operating expenses were $1,860,590 for the nine months ended September 30, 2006 as compared to total operating expenses of $2,358,637 during the nine months ended September 30, 2005.

RESULTS OF OPERATIONS – FISCAL YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE PERIOD FROM OCTOBER 29, 2004 TO DECEMBER 31, 2004 AND THE PREDECESSOR PERIOD FROM JANUARY 1, 2004 TO NOVEMBER 18, 2004

FSona Systems' net loss for the year ended December 31, 2005 was $2,609,963, as compared to net income from FSona Systems of $134,664 for the period from October 29, 2004 to December 31, 2004 and net loss from fSona Communications, the predecessor company to FSona Systems, of $3,470,865 for the period from January 1, 2004 to November 18, 2004.

Sales and Cost of Sales

Prior to 2005, FSona Systems and fSona Communications, the predecessor company, had determined that they did not meet all of the criteria necessary to recognize revenue until collection on the sale was received. Starting in 2005, FSona Systems became better able to assess the revenue recognition criteria prior to collection and thus began recognizing revenue on an accrual basis.

Sales for the year ended December 31, 2005 were $2,537,721, as compared to sales from FSona Systems of $307,455 for the period from October 29, 2004 to December 31, 2004 and sales from fSona Communications, our predecessor company, of $2,370,659 for the period from January 1, 2004 to November 18, 2004. The slight decrease in sales for the year ended December 31, 2005 as compared to the 2004 sales of FSona Systems and 2004 sales of fSona Communications for the year ended December 31, 2004 was primarily attributable to a shortage of capital and resources to market our products, coupled with long product delivery lead times. Going forward, management's plan is to build our sales force, support and expand our partner network, as well as rebuild our inventory levels to maximize product delivery lead times and shorten sales cycles.

Cost of sales for the year ended December 31, 2005 was $1,976,357, as compared to cost of sales from FSona Systems of $259,044 for the period from October 29, 2004 to December 31, 2004 and cost of sales from fSona Communications, our predecessor company, of $2,253,773 for the period from January 1, 2004 to November 18, 2004. Cost of sales was 78%, 84% and 95% of sales for the respective periods. The general decrease in FSona Systems' cost of sales as a percentage of sales is due to a change in our product mix from lower margin, lower capacity products to higher margin, higher capacity gigabit products. Management anticipates that cost of sales will decrease proportionately once we are properly capitalized due to the ability to purchase in higher volumes, avoid pre-payments and cash-on-delivery arrangements, and thereby result in an overall reduction in our bill of materials.

Operating Expenses

Total operating expenses for the year ended December 31, 2005 were $3,237,690 as compared to total operating expenses from FSona Systems of $350,228 for the period from October 29, 2004 to December 31, 2004 and total operating expenses from fSona Communications, our predecessor company, of $3,161,998 for the period from January 1, 2004 to November 18, 2004. Sales and marketing expenses as well as general and administrative expenses constitute the major components of FSona Systems' total operating expenses.

Sales and marketing expenses for the year ended December 31, 2005 were $1,522,874 as compared to sales and marketing expenses from FSona Systems of $135,696 for the period from October 29, 2004 to December 31, 2004 and sales and marketing expenses from fSona Communications, our predecessor company, of $1,409,744 for the period from January 1, 2004 to November 18, 2004. The decrease was the result of downsizing the sales force and a reduction in sales travel and marketing expenditures due to the lack of operating capital. Management anticipates that these costs will increase as we promote and market our products via trade show participation and other industry media, increase our sales force, and support our partner network with co-op marketing programs and sales support.

General and administrative expenses for the year ended December 31, 2005 were $894,749 as compared to general and administrative expenses from FSona Systems of $125,808 for the period from October 29, 2004 to December 31, 2004 and general and administrative expenses from fSona Communications, our predecessor company, of $1,004,620 for the period from January 1, 2004 to November 18, 2004. The decrease of general and administrative expenses during FSona Systems' fiscal year ended December 31, 2005 was mainly due to a reduction in compensation costs due to the decrease in senior executive management, financial and administrative personnel. Salary head count was reduced in excess of $500,000 of annual salary reduction. Management expects that these costs will increase as we hire a Chief Financial Officer and administrative support personnel as we expand.

Research and development expenses for the year ended December 31, 2005 were $670,564 as compared to research and development expenses from FSona Systems of $70,499 for the period from October 29, 2004 to December 31, 2004 and research and development expenses from fSona Communications, our predecessor company, of $8,756 for the period from January 1, 2004 to November 18, 2004. During the period from January 1, 2004 to November 18, 2004, fSona Communications, our predecessor company, received funding for research and development expenses from Technology Partnership Canada as explained in greater detail in Note 7 of our audited financial statements included in this current report. As a result, research and development costs were reduced during this period by $152,456. Research and develop costs increased during FSona Systems' year ended December 31, 2005 largely due to the fact that our company did not receive any funding from Technology Partnership Canada during this time. Management anticipates that our company will continue to spend a greater amount of capital resources on research and development activities going forward. We intend to increase research and development to $627,000 and $840,000 for our 2007 and 2008 fiscal years, respectively.

Other Income and Expenses

During the year ended December 31, 2005, we recognized a foreign exchange rate gain of $67,047. During the period from October 29, 2004 to December 31, 2004, we incurred a foreign exchange rate loss of $7,140 and a loss of $122,100 during the period from January 1, 2004 to November 18, 2004.

During the period from January 1, 2004 to November 18, 2004, FSona Systems' predecessor company incurred interest expense of $326,351 relating to debt that was not assumed by FSona Systems upon the acquisition of the predecessor company's assets. Interest expense was $2,975 for the year ended December 31, 2005 and $449 for the period from October 29, 2004 to December 31, 2004.

Extraordinary Gain

As a result of the acquisition of assets of the predecessor, we recognized an extraordinary gain (representing negative goodwill after reduction of book value of long-term assets) of $444,048 in the period from October 29, 2004 to December 31, 2004.

RESULTS OF OPERATIONS – NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2005

FSona Systems' net loss for the nine months ended September 30, 2006 was $1,326,856, as compared to a net loss of $1,895,424 for the nine months ended September 30, 2005.

Sales and Cost of Sales

Sales for the nine months ended September 30, 2006 were $1,652,882, which represents a 9% decrease from sales of $1,824,211 for the nine months ended September 30, 2005. The decrease in sales revenue during this period was primarily attributable to the shortage of available inventory to ship orders expeditiously due to the lack of available capital. Sales bookings actually increased in 2006 as compared to 2005, but the time period between bookings and sales slowed, resulting in lower revenues in the third quarter of 2006. Shipments of orders increased in the last quarter of 2006.

Cost of sales for the nine months ended September 30, 2006 was $1,283,248, a decrease of 12% from cost of sales of $1,452,036 for the nine months ended September 30, 2005. Cost of sales for the nine months ended September 30, 2006 was 78% of total sales compared with 80% of total sales for the nine months ended September 30, 2005. The decrease in FSona Systems' cost of sales as a percentage of sales was due to a product shift towards higher bandwidth products. Management expects this trend to continue as a result of increased volume and reduced build costs. Direct labor costs and overhead expenses related to our manufacturing are not expected to increase materially as we believe our current facility has the capacity to meet forecasted demand. We anticipate that our gross margins will increase over time as a result of economics of scale achieved through greater sales volume.

Operating Expenses

Total operating expenses for the nine months ended September 30, 2006 were $1,860,590, which represents a 21% decrease in total operating expenses of $2,358,637 for the nine months ended September 30, 2005. Sales and marketing expenses, research and development expenses as well as general and administrative expenses constitute the major components of FSona Systems' total operating expenses.

Sales and marketing expenses for the nine months ended September 30, 2006 were $929,951, which represents an 18% decrease in sales and marketing expenses of $1,128,960 for the nine months ended September 30, 2005. Management anticipates that sales and marketing expenses will increase as we market our products, hire new sales personnel, and support and expand our partner programs.

General and administrative expenses for the nine months ended September 30, 2006 were $506,977, which represents a 11% decrease in general and administrative expenses of $570,673 for the nine months ended September 30, 2005. The decrease was mainly due to reductions in staff and the size of leased office space in Richmond, British Columbia, Canada. Management believes that these costs are projected to rise to $771,000 and $826,000 in our fiscal years ended 2007 and 2008, respectively, as we build our operations in both our Richmond and Virginia offices.

Research and development expenses for the nine months ended September 30, 2006 were $421,119, which represents a 19% decrease in research and development expenses of $518,528 for the nine months ended September 30, 2005. Management anticipates that these costs will increase in our 2007 fiscal year. We intend to increase research and development expenses to $627,000 and $840,000 for our 2007 and 2008 fiscal years, respectively. Our research and development efforts will be focused on the completion of our 1250 E product, active tracking on our SONAbeam E product line and the development of higher bandwidth products in addition to other product and software upgrades.

Other Income and Expenses

During the nine months ended September 30, 2006, we recognized a foreign exchange rate gain of $159,792, as compared to a foreign exchange gain of $92,067 during the nine months ended September 30, 2005. Such gains are principally the result of the strengthening Canadian dollar on our net liability position.

LIQUIDITY AND CAPITAL RESOURCES

Our company's principal cash requirements are for operating expenses, including inventory purchases, which we anticipate will rise as a result of the increase in our sales backlog. We anticipate that compensation expense will require a greater percentage of our cash requirements in the future due to our anticipated increase in our sales and marketing efforts.

Capital Resources

As of September 30, 2006, FSona Systems had a working capital deficiency of $4,174,071 (including $3,312,001 being the amount assumed by our current controlling stockholder due to our former controlling stockholder which has not yet met the criteria for extinguishment from our financial statements) compared with a working capital deficiency of $3,202,654 as of December 31, 2005, which represents an increase in working capital deficiency of $971,417. The cash and cash equivalents of FSona Systems increased to $493,060 as at September 30, 2006 as compared to $278,379 as at December 31, 2005.

We have suffered recurring losses. The ability of our company to meet our financial liabilities and commitments is primarily dependent upon the continued extension of credit by our creditors, the continued financial support of our directors and shareholders, the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations.

Management believes that our company's cash and cash equivalents and cash provided by operating activities will not be sufficient to meet our working capital requirements for the next twelve month period. We estimate that we will require an additional $1,002,000 over the next twelve month period ending September 30, 2007 to fund our operating cash shortfall. Our company plans to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirements for the next twelve months primarily through the private placement of our equity securities. There is no assurance that our company will be able to obtain further funds required for our continued working capital requirements.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful and sufficient market acceptance of our current product offerings and any new product offerings that we may introduce, the continuing successful development of our product offerings and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on FSona Systems’ audited financial statements for the year ended December 31, 2005, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Cash Flow Used in Operating Activities

Operating activities used cash of $2,469,377 for the year ended December 31, 2005 as compared to cash used by FSona Systems of $147,030 for the period from October 29, 2004 to December 31, 2004 and cash used by fSona Communications, our predecessor company, of $2,104,184 for the period from January 1, 2004 to November 18, 2004. The cash used in operating activities was mainly for the payment of FSona Systems' operating expenses and inventory purchases. The increase in cash used in operating activities for the year ended December 31, 2005 in comparison to the period from October 29, 2004 to December 31, 2004 and for the period from January 1, 2004 to November 18, 2004 was primarily a result of a reduction on the changes in inventory ($49,531), $37,408 and $960,391 respectively.

Operating activities used cash of $649,521 for the combined nine months ended September 30, 2006 as compared to $1,852,048 for the nine months ended September 30, 2005. The decreased cash used in operating activities for the nine months ended September 30, 2006 was largely the result of decreased operating expenses and inventory reductions during this period. During the later part of 2006, FSona Systems was able to ship a large amount of inventory from large orders which represented approximately $500,000 in inventory reduction; however, this was offset by increasing accounts payable by approximately $235,000. This resulted in a positive effect on cash used during this period.

We anticipate that operating expenses will increase in our 2007 fiscal year. We intend to incur higher operating costs to fund increased sales and marketing activities over the next two years.

Cash Flow Used in Investing Activities

Investing activities used cash of $30,343 for the year ended December 31, 2005 as compared to cash used by FSona Systems of $397,523 for the period from October 29, 2004 to December 31, 2004 and cash used by fSona Communications, our predecessor company, of $426,204 for the period from January 1, 2004 to November 18, 2004. The increased cash used in investing activities during the period from October 29, 2004 to December 31, 2004 was largely the result of the acquisition of assets for $408,284 during this period. The increased cash used in investing activities during the period from January 1, 2004 to November 18, 2004 was largely the result of $434,086 held in trust.

Investing activities used cash of $19,713 for the nine months ended September 30, 2006 as compared to $4,846 for the nine months ended September 30, 2005. The increase in cash used in investing activities during the period was largely the result of the purchase of property, plant and equipment. Management anticipates spending minimal amounts on the purchase of property, plant and equipment due to the fact that our facilities are satisfactory and capable of operating at increased capacity.

Cash Flow Provided by Financing Activities

Financing activities provided cash of $2,581,975 for the year ended December 31, 2005 as compared to cash from FSona Systems of $730,617 for the period from October 29, 2004 to December 31, 2004 and cash from fSona Communications, our predecessor company, of $1,012,738 for the period from January 1, 2004 to November 18, 2004. The cash received during the respective periods were proceeds from certain loans payable.

Financing activities provided cash of $881,568 for the combined nine months ended September 30, 2006 as compared to $1,727,903 for the nine months ended September 30, 2005. The cash received during the respective periods were proceeds from certain loans payable.

On March 28, 2006, FSona Systems underwent a change in control as a result of the sale of all of Fsona Systems' common shares and a transfer of debt owing by Fsona Systems in the aggregate amount of $3,312,001 between two shareholders. The intercompany debt of $3,312,001was subsequently converted into 999,900 shares of FSona Systems following the transfer. For financial statement purposes, the debt assumed by our current controlling shareholder remains on the balance sheet of Fsona Systems as the assignment did not fully satisfy all the tests for extinguishment. Such amounts will be reclassified to equity for financial statement purposes at such time as the current shareholder extinguishes the debt to the former controlling shareholder.

Capital Expenditures

FSona Systems incurred capital expenditures from the purchase of property, plant and equipment as discussed above. As of February 9, 2007, our company did not have any material commitments for capital expenditures and management does not anticipate that our company will spend additional material amounts on capital expenditures in the near future.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Our company does not engage in trading activities involving non-exchange traded contracts.

SIGNIFICANT ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Because of the uncertainty inherent in these matters, actual results could differ from the estimates we use in applying the critical accounting policies. Certain of these critical accounting policies affect working capital account balances, including the policies for revenue recognition, allowance for doubtful accounts, inventory reserves and income taxes. These policies require that we make estimates in the preparation of our financial statements as of a given date.

Within the context of these critical accounting policies, we are not currently aware of any reasonably likely events or circumstances that would result in materially different amounts being reported.

Revenue Recognition

Revenue from the sales of these wireless products, which include hardware and software, is recognized when the complete system including the software is delivered, the fees are fixed and determinable, the resulting receivable is deemed collectible by management and any uncertainties with regard to customer acceptance are insignificant. Products are generally shipped “FOB shipping point” with rights of return and revenues are not recognized until such time that all of the criteria of Statement of Financial Accounting Standard ("SFAS") 48 "Revenue Recognition When Right of Return Exists" are met. We consider factors including customer type, fees and our ability to reasonably estimate returns in determining whether revenue can be recognized from these sales. Revenues from installation, training and post-contract customer support are insignificant. We generally warrant our products against defects in materials and workmanship. The estimated costs of warranty obligations and sales returns and other allowances are recognized at the time of revenue recognition based on contract terms and prior claims experience. Revenue related to extended warranty and product maintenance contracts is deferred and recognized on a straight-line basis over the extended warranty period.

Allowance for Doubtful Accounts

We make ongoing estimates relating to the collectability of our accounts receivable and maintain a reserve for estimated losses resulting from the inability of specific customers to meet their financial obligations to us. In determining the amount of the reserve, we consider our historical level of credit losses and make judgments about the creditworthiness of significant customers based on ongoing credit evaluations. Since we cannot predict future changes in the financial stability of our customers, actual future losses from uncollectible accounts may differ from our estimates. If the financial condition of our customers were to deteriorate, resulting in their inability to make payments, a larger reserve may be required. In the event we determined that a smaller or larger reserve was appropriate, we would record a credit or a charge to selling and administrative expense in the period in which we made such a determination.

Inventory Reserves

We also make ongoing estimates relating to the market value of inventories, based upon our assumptions about future demand and market conditions. If we estimate that the net realizable value of our inventory is less than the cost of the inventory recorded on our books, we record a reserve equal to the difference between the cost of the inventory and the estimated net realizable market value. This reserve is recorded as a charge to cost of goods sold. If changes in market conditions result in reductions in the estimated market value of our inventory below our previous estimate, we would increase our reserve in the period in which we made such a determination and record a charge to cost of goods sold.

Income Taxes

As part of the process of preparing our financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves us estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in our balance sheets. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a period, we must include an expense within the tax provision in the Statement of Operations.

Significant management judgment is required in determining our provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. Management continually evaluates our deferred tax asset as to whether it is likely that the deferred tax assets will be realized. If management ever determined that our deferred tax asset was not likely to be realized, a write-down of that asset would be required and would be reflected in the provision for taxes in the accompanying period.

Debt Extinguishment

On March 28, 2006, Crown Capital (our company’s former 100% stockholder) entered into an agreement with Everona Limited to sell to Everona its 100% interest in our company and $3,312,001 of the loan in exchange for an interest-bearing promissory note from Everona to Crown Capital equal to $3,312,001. Following the acquisition, Everona entered into an agreement with our company to convert the amounts owed to it by our company in exchange for 999,900 shares of our company's common stock. Management does not believe the transaction between stockholders principally involving amounts previously advanced by Crown Capital has fully satisfied conditions for debt extinguishment. Accordingly, the amount owing from Everona to Crown Capital continues to be carried on our company's balance sheet as a liability until such time as Everona extinguishes its debt to Crown Capital. At such time, the balance of the debt will be reclassified as equity of our company.

Recently Issued Accounting Standards

For a discussion of recently issued accounting standards relevant to our financial performance, see Note 2 of Notes to our September 30, 2006 unaudited financial statements included elsewhere in this current report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of February 9, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers and the directors and executive officers of our subsidiary as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Everona Limited 3E-B1, 25 Tai Hang Drive, Jardine's Lookout Hong Kong	2,254,481	47.5%
Sunny Taylor Director, President, Secretary and Treasurer of our company and Chief Executive Officer, President and Global VP Sales of FSona Systems Corp. 1750 Tysons Boulevard, Suite 240, McLean, Virginia 22102	67,634	1.4%

Lori Bolton Director 2640 Tempe Knoll Drive, North Vancouver British Columbia, Canada V7N 4K6	Nil	Nil
Erika Kumar Director 2640 Tempe Knoll Drive, North Vancouver British Columbia, Canada V7N 4K6	Nil	Nil
Directors and Executive Officers as a Group (3 persons)	67,634	1.4%

(1)

Based on 4,748,348 shares of common stock issued and outstanding as of February 9, 2007. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the directors, executive officers and key employees of our company and our operating subsidiary. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Sunny Taylor	Director, President, Secretary and Treasurer of Matrix Ventures, Inc. Director, President and Secretary of FSona Systems Corp. Chief Executive Officer and Global VP Sales of Fsona Systems Corp.	50	February 9, 2007 June 22, 2005 March 22, 2005
Lori Bolton	Director	38	February 2, 2004
Erika Kumar	Director	29	February 2, 2004
Andrew Grieve	Vice President of Operations of Fsona Systems Corp.	41	March 22, 2005

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company and the executive officer and director of our subsidiary, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Sunny Taylor

Sunny Taylor is currently the sole director and executive officer of our company and a director as well as Chief Executive Officer, President and Global Vice President of Sales and Marketing of FSona Systems. Ms. Taylor has served as an executive officer of FSona Systems since June 2005. During the past fifteen years or more, Ms. Taylor has focused on driving the sales and marketing teams of communications companies. From October 2001 to February 2005, Ms. Taylor served initially as Director of US Sales and later as Vice President of Sales, North America for FSona Communications, an unrelated company. In these positions, she was responsible for leading the regional sales activities, as well as for all Federal and Military accounts. Prior to joining FSona Systems, Ms. Taylor was Vice President of Sales, U.S. & Canada for P-Com, Inc., a manufacturer and integrator of RF broadband wireless equipment from March 1997 to September 2001. Ms. Taylor served as Director of Business Development for start-up Columbia Spectrum Management, Inc. until its acquisition by P-Com, Inc., and Director of Marketing for FirstPAGE USA, Inc., from 1988 until its acquisition by Metrocall in 1994. Ms. Taylor was Vice President of Government Affairs for Collins & Associates and served on the professional legislative staff of the Honorable Daniel A. Mica, U.S. House of Representatives in Washington, DC from 1982 to 1988. Ms. Taylor graduated from Simon Fraser University with a Bachelor of Arts degree cum laude in 1979 and The University of Texas at Austin with a Masters of Arts summa cum laude in 1980.

Lori Bolton

Ms. Bolton acted as our President, Chief Executive Officer and as a director since our incorporation. Ms. Bolton resigned as President and Chief Executive Officer on February 9, 2007 but remains as a director of our company. Ms. Bolton is a graduate of Capilano College where she earned her legal secretary certificate in August of 1987. From August 1987 to January 2001, Mrs. Bolton was employed as a legal secretary with Ardagh Hunter Turner, a North Vancouver based law firm involved in residential real estate practice.

Erika Kumar

Ms. Kumar acted as our Secretary, Treasurer, Chief Accounting Officer, Principal Financial Officer and as a director since our incorporation. Ms. Bolton resigned all executive officer positions on February 9, 2007 but remains as a director of our company. Ms. Kumar is a graduate of Simon Fraser University where she earned her Bachelor of Arts degree, majoring in communication in June 2003. From May 2004 to present, Ms. Kumar has been employed as an administrative assistant with Adbusters Media Foundation, a non-profit magazine publisher and advocacy group, where she deals predominantly with client communications and assists with book ordering, copyright, and research.

Andrew Grieve

Mr. Grieve is a key employee of FSona Systems. Mr. Grieve was appointed the Vice President Operations of FSona Systems in November, 2004. Prior to joining FSona Systems, Mr. Grieve was the Director of Operations for TeleLink, a paging switch manufacturer, from June 1994 to Jan 1997. During the period from May 1999 to December 2000, Mr. Grieve held the position of Plant Manager for PlastiFab, an expanded Polystyrene manufacturer, as well as Divisional Controller for Laidlaw, an international waste management firm. As Production Manager for TeleLink, Mr. Grieve assisted their manufacturing from start-up to full production and was then promoted to Director of Operations in May 1995 and took on full responsibility for both manufacturing and customer service. Mr. Grieve started his career with fSona Communications on January 2001 as Director of Manufacturing until November 2004 when he was promoted to Vice President Operations with responsibilities for both manufacturing and product development. Mr. Grieve is a Certified Management Accountant, having obtained his designation in 1991 and additionally received a Diploma in Operations Management from the British Columbia Institute of Technology in 1985.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committees can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons: (i) our Chief Executive Officer; (ii) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year ended June 30, 2006, and whose total salary and bonus exceeds $100,000 per year; and (iii) any additional individuals for whom disclosure would have been provided under (ii) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year who we will collectively refer to as the named executive officers, of our three most recently completed fiscal years ended June 30, 2006, are set out in the following summary compensation table.

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
Lori Bolton(1) President, Chief Executive Officer and director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Erika Kumar(2) Secretary and director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

Ms. Bolton resigned as our President and Chief Executive Officer on February 9, 2007 when Sunny Taylor was appointed director and sole officer of our company following the closing of the share exchange agreement.

(2)	Ms. Kumar resigned as our Secretary on February 9, 2007 when Sunny Taylor was appointed director and sole officer of our company following the closing of the share exchange agreement.

No executive officer of our company received annual salary and bonus in excess of $100,000 for our company's prior fiscal year before the reverse acquisition of our company ended June 30, 2006, 2005 and 2004. During such time, we did not pay any salaries or bonuses to any of our executive officers.

Except for the employment agreement dated March 22, 2005, between FSona Systems and Sunny Taylor, there were no executive officers of FSona Systems serving as of February 9, 2007, and no executive officers of FSona Systems who served as such from October 29, 2004, the date of inception, to December 31, 2004 or for the fiscal years ended

December 31, 2005 and 2006, whose total salary and bonus exceeded $100,000 per year. Please see the disclosure under the heading "Employment Contracts and Termination of Employment Arrangements" for a description of the employment agreement between FSona Systems and Ms. Taylor.

Employment Contracts and Termination of Employment Arrangements

Our subsidiary, FSona Systems, entered into an employment agreement with Sunny Taylor dated March 22, 2005. In exchange for management services provided by Ms. Taylor, our subsidiary agreed to pay Ms. Taylor a signing bonus of $100,000 upon the execution of the employment agreement and paid Ms. Taylor an annual salary of $150,000 for the period from April 1, 2005 to present. In the event that Ms. Taylor's employment is terminated by FSona Systems without cause, Ms. Taylor is entitled to payment of six months of her current salary. In addition to the salary and bonus, FSona Systems issued 30,000 common shares to Ms. Taylor on March 29, 2006 as partial compensation to Ms. Taylor for her services to FSona Systems as a director and executive officer.

Other than our agreement with Ms. Taylor, there are no employment agreements between our company or our wholly-owned subsidiary and their respective executive officers. In addition, there are no compensatory plans or arrangements with any executive officer of FSona Systems, other than Ms. Taylor, for payments to be made to such officers following the retirement, resignation or termination of any executive officer's employment with FSona Systems.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company. Our company intends to adopt an employee stock option plan within the next quarter ending March 31, 2007 for the benefit of our employees.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during our prior fiscal year before the reverse acquisition ended June 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our prior fiscal year before the reverse acquisition ended June 30, 2006 by any officer or director of our company.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during our prior fiscal year before the reverse acquisition ended June 30, 2006.

During FSona Systems' fiscal year ended December 31, 2006, and prior to the reverse acquisition, Sam Wyman was paid a total of $46,250, or $6,250 per month to act as our Chairman of the Board.

We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Certain Relationships and Related Transactions

Other than set out below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

Our former president, Ms. Lori Bolton, provided us with a cash advance of $50 in order to facilitate the opening of our corporate bank account. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

Prior to the closing of the share exchange agreement, Ms. Bolton provided management services and office premises to us free of charge. The services are valued at $750 per month and the office premises are valued at $250 per month. During the six months ended December 31, 2006, donated services of $4,500 (2005 - $4,500) and donated rent of $1,500 (2005 - $1,500) were charged to operations.

As at December 31, 2006, our company owed $29,040 (June 30, 2006 - $15,700) to Ms. Bolton for cash advances totaling $27,000 plus accrued interest owing and payment of operating expenditures totaling $2,040. All cash advances are unsecured, bear interest at 10% per annum and are due on demand.

FSona Systems Ltd. ("FSona Ltd."), a related company, charged management fees to FSona Systems during the year ended December 31, 2005. FSona Systems was charged $536,359 for sales and marketing services and $142,972 for general and administrative services. Prior to the year ended December 31, 2005 and subsequent to December 31, 2005, such services were provided internally within FSona Systems.

As at December 31, 2005, FSona Ltd. owed $32,654 to FSona Systems. These advances are non-interest bearing, unsecured and repayment is not expected until after December 31, 2006. Subsequent to December 31, 2005, FSona Systems wrote-off these advances.

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DESCRIPTION OF SECURITIES

We are authorized to issue 75,000,000 common shares with a par value of $0.001 per share. As at February 9, 2007 we had 4,748,348 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The last closing price of our common stock was $0.10 as reported by the NASD OTC Bulletin Board which occurred on July 24, 2006.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol “MXVI”. The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
December 31, 2006	Nil	Nil
September 30, 2006	$0.10	$0.10
June 30, 2006	Nil	Nil
March 31, 2006	Nil	Nil
December 31, 2005	Nil	Nil
September 30, 2005	Nil	Nil
June 30, 2005	Nil	Nil
March 31, 2005	Nil	Nil
(1)

Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Except for the quarter ended September 30, 2006, there were no quotations reported for our shares of common stock as reported on stockwatch.com.

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., located at 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074 (Telephone: (702) 818-5898; Facsimile: (702) 974-1444. On February 8, 2007, the shareholders' list of our common shares showed five registered shareholders holding 7,309,000 common shares. As of February 9, 2007, the closing date of the share exchange agreement, there were 4,748,348 common shares issued and outstanding following the cancellation of 5,000,000 common shares previously held by Lori Bolton and Ericka Kumar and the issuance of 2,439,348 common shares issued to the former shareholders of FSona Systems pursuant to the share exchange agreement. Ms. Bolton and Ms. Kumar are former executive officers of our company and are currently directors of our company.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the closing of the share exchange agreement on February 9, 2007, our company issued 2,439,348 shares of our common stock to the former shareholders of FSona Systems. We issued 2,371,714 common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to four non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933). In addition, we issued 67,634 common shares to one accredited investor (as that term is defined in Regulation D of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or section 4(2) of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT.

Upon the closing of the share exchange agreement on February 9, 2007, we issued an aggregate of 2,439,348 shares of common stock to the former shareholders of FSona Systems in consideration for the acquisition of all 1,082,000 issued and outstanding common shares of FSona Systems, on the basis of 2.2544805 common shares of our company for every one common share of FSona Systems. The issuance was a result of the closing of the share exchange agreement which occurred on February 9, 2007 among our company, FSona Systems and the former shareholders of FSona Systems. As a result of the share exchange, the former shareholders of FSona Systems own approximately 51.4% of the issued and outstanding shares of our company. The issuance of the 2,439,348 shares our company resulted in a change of control of our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the closing of the share exchange agreement, Sunny Taylor was appointed as a director of our company as of February 9, 2007. A description of Ms. Taylor's business experience over the past five years can be found in Item 2.01 of this current report. Ms. Taylor was also appointed President, Secretary and Treasurer of our company as of February 9, 2007.

There are no definitive arrangements that have been made regarding committees of our company to which Ms. Taylor is expected to be named. The appointment of Ms. Taylor to our board of directors was prearranged in accordance with the provisions of the share exchange agreement dated February 9, 2007. The appointment of Ms. Taylor to our board of directors was a condition precedent to the closing of the share exchange agreement. Ms. Taylor was selected for appointment based on her familiarity and experience with FSona Systems and the new business of our company as of the closing date.

Apart from the share exchange agreement, and the transactions contemplated therein, Ms. Taylor has not had a direct or indirect material interest in any transaction of our company during the last two years, or proposed transaction, to which our company was or is to be a party.

Lori Bolton resigned as President and Chief Executive Officer of our company and Erika Kumar resigned as Secretary, Treasurer, Chief Accounting Officer and Principal Financial Officer on February 9, 2007, immediately following the appointment of Ms. Taylor as director and sole executive officer. The resignations were a condition of closing of the share exchange agreement.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 27, 2005, FSona Systems engaged BDO Dunwoody LLP, Chartered Accountants, as its principal independent accountants with the approval of its company's board of directors.

Manning Elliott LLP, Chartered Accountants, has been engaged as the principal independent accountants of our company since July 2004. There is no change in our certifying accountant at this time.

BDO Dunwoody, LLP was not consulted on any matter relating to accounting principles to a specific completed or contemplated transaction for the type of audit opinion that might be rendered on FSona Systems' financial statements prior to being engaged on March 27, 2005 by FSona Systems. BDO Dunwoody, LLP did not provide any written or oral advice that was an important factor considered by FSona Systems in reaching any decision as to the accounting, auditing or financial reporting issues.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The closing of the share exchange agreement on February 9, 2007, resulted in the transaction being deemed a reverse acquisition for accounting purposes. FSona Systems, the acquired entity, is regarded as the predecessor entity as of February 9, 2007. As of that date, we assumed the December 31 fiscal year end of FSona Systems and commenced filing annual and quarterly reports based on the December 31 fiscal year end of FSona Systems.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS:

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The financial statements of FSona Systems are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

The following financial statements are included in this current report:

1.

Audited financial statements of FSona Systems for the year ended December 31, 2005 and for the period from October 29, 2004 to December 31, 2004 and of fSona Communications Corporation for the period from January 1, 2004 to November 18, 2004.

2.	Unaudited interim financial statements of FSona Systems for the nine months ended September 30, 2006 and 2005.
3.

Unaudited pro forma consolidated information as at September 30, 2006, for the nine months then ended, has not been provided in this current report as such information would not provide meaningful disclosure of our company as a result of the accounting effect of the acquisition of FSona Systems. The share exchange is deemed to be a reverse acquisition for accounting purposes. FSona Systems, the acquired entity, is regarded as the predecessor entity as of February 9, 2007. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of FSona Systems. Such financial statements will depict the operating results and loss per share of FSona Systems, including the acquisition of our company from February 9, 2007. As our company has abandoned our business of acquiring and disposing of mineral interests and had negligible assets and liabilities as at September 30, 2006, pro forma financial information, which would depict our company and FSona Systems on a combined basis as at February 9, 2007, would not provide meaningful disclosure of our company.

Pro-forma loss per share, assuming the share exchange occurred on January 1, 2005 would have been $0.34 (based on 3,935,308 weighted average common shares) and $1.14 (based on 2,309,225 weighted average common shares) for the nine-month period ended September 30, 2006 and the year ended December 31, 2005, respectively.

Financial Statements

Fsona Systems Corp.

(expressed in US dollars)

December 31, 2005 and 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Fsona Systems Corp.

We have audited the balance sheets of Fsona Systems Corp. as at December 31, 2005 and 2004 and the statements of operations and comprehensive income (loss), stockholders’ equity (capital deficit) and cash flows for the year ended December 31, 2005 and the period from October 29, 2004 (incorporation date) to December 31, 2004 and the consolidated statements of operations and comprehensive income (loss), capital deficit and cash flows of fSona Communications Corporation (predecessor company) for the period from January 1, 2004 to November 18, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Fsona Systems Corp. as at December 31, 2005 and 2004 and the results of its operations and its cash flows for the year ended December 31, 2005 and the period from October 29, 2004 to December 31, 2004 and the results of operations and cash flows of fSona Communications Corporation for the period from January 1, 2004 to November 18, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in note 1 to the financial statements, the recurring operating losses of both the Company and the predecessor business raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

August 2, 2006

Fsona Systems Corp.

BALANCE SHEETS

(See Basis of Presentation - Note 1)

(expressed in US dollars)

As at December 31
	2005	2004
	$	$

ASSETS
Current assets
Cash [note 5]	278,379	194,286
Accounts receivable [note 3]	117,641	360,143
Goods and services tax refundable	18,197	6,534
Prepaid and other current assets	95,473	38,647
Deferred cost of sales	—	323,633
Inventory [note 8]	972,310	741,417
Total current assets	1,482,000	1,664,660
Inventory [note 8]	631,537	760,472
Property, plant and equipment [notes 9 and 10]	4,576	—
	2,118,113	2,425,132

LIABILITIES AND STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable [note 6]	340,423	291,393
Accrued liabilities	451,130	435,970
Deferred tax liability [note 13]	254,880	246,610
Current portion of loans payable [note 11]	3,325,339	731,580
Customer deposits and deferred revenue	312,882	520,410
Total current liabilities	4,684,654	2,225,963
Accrued royalty [note 7]	44,865	33,898
Deferred lease inducement	—	29,979
Total liabilities	4,729,519	2,289,840

Stockholders’ equity (capital deficit)
Capital stock [note 12]
Accumulated other comprehensive income (loss)	1	1
-cumulative translation adjustment	(103,454)	627
Due from related party (note 14)	(32,654)	—
Retained earnings (accumulated deficit)	(2,475,299)	134,664
Total stockholders’ equity (capital deficit)	(2,611,406)	135,292
	2,118,113	2,425,132

SEE ACCOMPANYING NOTES

Fsona Systems Corp.

CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(expressed in US dollars)

	Fsona	Fsona	fSona
	Systems	Systems	Communications
	Corp.	Corp.	Corporation

	For the year	For the period	For the period
	ended	from	from
	Dec 31	Oct 29 to Dec 31	Jan 1 to Nov 18
	2005	2004	2004
	$	$(b)	$(a)

Sales [note 15]	2,537,721	307,455	2,370,659
Cost of sales [note 7]	1,976,357	259,044	2,253,773
Gross profit	561,364	48,411	116,886

Operating expenses
Sales and marketing [notes 7 and 14]	1,522,874	135,696	1,409,744
Customer support [note 7]	150,802	21,014	331,929
Research and development [note 7]	670,564	70,499	8,756
General and administrative [note 7 and 14]	894,749	125,808	1,004,620
Depreciation of property, plant and equipment	1,456	—	383,296
(Gain) loss on disposal of property, plant and equipment	(2,755)	(2,789)	23,654
Total operating expenses	3,237,690	350,228	3,161,998

Loss from operations	(2,676,326)	(301,817)	(3,045,112)

Other income (expense)
Interest income	2,291	22	22,699
Interest and bank charges [note 11]	(2,975)	(449)	(326,351)
Foreign exchange gain (loss)	67,047	(7,140)	(122,100)
Total other expense	66,363	(7,567)	(425,752)

Loss before income taxes & extraordinary gain	(2,609,963)	(309,384)	(3,470,865)
Extraordinary gain [note 10]	—	444,048	—
Net income (loss)	(2,609,963)	134,664	(3,470,865)

Foreign currency translation	(104,081)	627	(498,906)
Comprehensive income (loss)	(2,714,044)	135,291	(3,969,771)

Earnings (loss) per share – basic and diluted
Before extraordinary item	(26,099.63)	(3,093.84)	(1.20)
Extraordinary gain	—	4,440.48	—
After extraordinary gain	(26,099.63)	1,346.64	(1.20)
Weighted average shares outstanding – basic and diluted	100	100	2,903,150
(a)	Represents the results of operations of fSona Communications Corporation, predecessor Company.
(b)	Represents the results of operations of Fsona Systems Corp., successor Company

SEE ACCOMPANYING NOTES

Fsona Systems Corp.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)

(expressed in US dollars)

							Total
				Due		Retained	stockholders’
			Additional	from	Cumulative	earnings	equity
	Common stock		paid in	Related	Translation	(accumulated	(capital
	Shares	Amount	Capital	party	Adjustment	deficit)	deficit)
	#	$	$	$	$	$	$
fSona Communications Corporation (a)

Balance at January 1, 2004	2,903,150	1,668,684	2,763,745	—	298,016	(30,727,681)	(25,997,236)
Cumulative dividends for Class A preferred shares	—	—	—	—	—	(53,897)	(53,897)
Cumulative dividends for Class A preferred shares	—	—	—	—	—	(81,050)	(81,050)
Net loss	—	—	—	—	—	(3,470,865)	(3,470,865)
Foreign exchange translation adjustment	—	—	—	—	(498,906)	—	(498,906)
Balance at November 18, 2004	2,903,150	1,668,684	2,763,745	—	(200,890)	(34,333,493)	(30,101,954)

Fsona Systems Corp. (b)
Issuance of common stock on inception	100	1	—	—	—	—	1
Net income (loss)	—	—	—	—	—	134,664	134,664
Foreign exchange translation adjustment	—	—	—	—	627	—	627
Balance at December 31, 2004	100	1	—	—	627	134,664	135,292

Net income (loss)	—	—	—	—	—	(2,609,963)	(2,609,963)
Due to related party (Note 14)	—	—	—	(32,654)	—	—	(32,654)
Foreign exchange translation adjustment	—	—	—	(32,654)	(104,081)	—	(104,081)
Balance at December 31, 2005	100	1	—	(32,654)	(103,454)	(2,475,299)	(2,611,406)

(a)	Represents the changes in stockholders’ equity (capital deficit) of fSona Communications Corporation, predecessor Company.
(b)	Represents the changes in stockholders’ equity (capital deficit) of Fsona Systems Corp., successor Company.

SEE ACCOMPANYING NOTES

Fsona Systems Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(expressed in US dollars)

	Fsona Systems Corp For the year ended Dec 31 2005 $	Fsona Systems Corp For the period from Oct 29 to Dec 31 2004 $(b)	fSona Communications Corporation For the period from Jan 1 to Nov 18 2004 $(a)
OPERATING ACTIVITIES
Net income (loss)	(2,609,963)	134,664	(3,470,865)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property, plant and equipment	1,456	—	500,672
Amortization of lease inducement	(29,747)	(4,464)	(45,295)
Extraordinary gain	—	(444,048)	—
Provision for inventory	—	—	137,743
Provision for warranties	(9,305)	(53,191)	115,259
Loss (gain) on disposal of property, plant and equipment	(2,755)	(2,789)	23,654
Accrued interest on convertible loan payable	—	—	192,460
Changes in operating assets and liabilities
Accounts receivable	242,511	202,228	(361,503)
Investment tax credits receivable	—	—	66,951
Government grants receivable	—	—	(2,717)
Goods and services tax receivable	(10,987)	(2,051)	31,845
Prepaid and other current assets	(53,937)	12,507	59,273
Deferred cost of sales	321,121	222,222	(171,866)
Inventory	(49,531)	37,408	960,391
Accounts payable	(70,159)	(43,645)	(315,974)
Accrued liabilities	9,824	(22,411)	(114,782)
Customer deposits and deferred revenue	(217,343)	(185,241)	381,753
Accrued royalty	9,438	1,144	8,814
Net cash used in operating activities	(2,469,377)	(147,030)	(2,104,184)

INVESTING ACTIVITIES
Acquisition of net assets, net of cash acquired	—	(408,284)	—
Funds in trust	—	—	(434,086)
Acquisition of property, plant and equipment	(5,850)	—	5,054
Proceeds from disposal of property, plant and equipment	2,755	2,152	2924
Due to related party	(27,248)	—	—
Sale of short-term investments	—	8,608	(97)
Net cash provided by (used in) investing activities	(30,343)	(397,523)	(426,204)

FINANCING ACTIVITIES
Proceeds from Convertible loan payable	—	—	1,298,701
Proceeds from loans payable	2,581,975	730,617	—
Repayment of equipment loan	—	—	(285,963)
Net cash (used in) provided by financing activities	2,581,975	730,617	1,012,738

Effect of foreign exchange rate on changes in cash	1,838	8,222	(309)
(Decrease) increase in cash	84,093	194,286	(1,517,959)
Cash at the beginning of the period	194,286	—	1,524,917
Cash, at the end of the period	278,378	194,286	6,958

Supplementary information
Cash interest paid	2,975	449	326,351
Cash interest received	2,291	22	22,699

NON-CASH INVESTING AND FINANCING ACTIVITIES
Cumulative dividends for Class A preferred shares	—	—	53,897
Cumulative dividends for Class B preferred shares	—	—	81,050
(a)	Represents the cash flows of fSona Communications Corporation, predecessor Company.
(b)	Represents the cash flows of Fsona Systems Corp., successor Company.

SEE ACCOMPANYING NOTES

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business

Fsona Systems Corp. (the “Company”) develops, manufactures and sells a broad line of optical wireless products for use in communication networks. The Company’s installation base includes both early-adopter enterprise and carrier customers in North and South America, Europe and Asia.

The Company was incorporated under the British Columbia Business Corporations Act in October 2004. On August 10, 2005 the Company filed Articles of Domestication and Incorporation in the state of Nevada and then on October 19, 2005 was registered as an extra provincial company under the Business Corporations Act. It is headquartered in Richmond, British Columbia.

Basis of presentation

On November 19, 2004 (Note 10), the Company acquired certain assets and liabilities of fSona Communications Corp. (“Communications”). The financial statements included herein include those of Communications (the predecessor company) prior to the sale of the Company and the financial statements of the Company for the period subsequent to its incorporation (October 29, 2004). Minimal transactions occurred between the incorporation date and the acquisition date of certain net assets of Communications.

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities and commitments in the normal course of business for the foreseeable future. The existence of operating losses in both the Company and the predecessor business raise substantial doubt about the Company’s ability to continue as a going concern. If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported loss and the balance sheet classifications used.

Management has been able, thus far, to finance the operations, as well as the growth of the business through a series of equity private placements. The continuation of the Company is dependant on the continuing financial support of creditors and stockholders, obtaining additional long-term financing, as well as achieving and maintaining a profitable level of operations. The Company plans to raise additional equity and debt capital as necessary to finance the operating and capital requirements of the Company. Management expects the Company’s cash requirement over the 12 month period ended December 31, 2006 to be $2,000,000. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds for operations.

2.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies used in the preparation of these consolidated financial statements:

Basis of consolidation

Although Fsona Systems Corp. has no subsidiaries, the financial statements referred to herein are identified as consolidated financial statements as the accounts of fSona Communications Corporation (predecessor company) included those of its wholly-owned US subsidiary, fSona Communications Corporation. All intercompany balances and transactions have been eliminated upon consolidation.

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent; however, actual results could differ from these estimates. Significant estimates included in these financial statements include the valuation of inventory and the completeness of the warranty provision included in accrued liabilities

Accounts receivables

Accounts receivables are presented net of an allowance for doubtful accounts. The allowance was $35,188 at December 31, 2005 (2004 - $19,260). Bad debt expense was $38,305 for the year ended December 31, 2005, $Nil for the period October 29, 2004 to December 31, 2004 and $25,558 for the period January 1, 2004 to November 18, 2004.

The Company evaluates the collectibility of its accounts receivable balances based upon a combination of factors on a periodic basis. When the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company (such as in the case of bankruptcy filings or material deterioration in the customers’ operating results or financial position and payment experiences), the Company records a specific bad debt provision to reduce the customer’s related accounts.

Investment tax credits and government grants

Investment tax credits and government grants related to current operating expenses are recorded as a reduction to these expenses for the period in which a reasonable estimate of the amount can be made and collectibility is reasonably assured. Investment tax credits and government grants related to the acquisition of property, plant and equipment are deducted from the costs of the related property, plant and equipment, with any amortization calculated on the net amount.

Deferred cost of sales

Deferred cost of sales consisted of costs associated with revenue which has been deferred. When the revenue recognition criteria are met, in accordance with the Company’s revenue recognition policy, the corresponding costs are recognized as cost of sales.

Inventory

Inventory is valued at the lower of cost on a first-in-first-out basis and replacement cost for raw materials and inventory is valued at the lower of cost and net realizable value for finished goods and work-in-progress. Cost of finished goods and work-in-progress includes direct costs and an allocation of overhead.

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated amortization. Property, plant and equipment are amortized using the straight-line method over the estimated useful lives as follows:

Computer hardware and computer software	33%
Furniture and equipment	33%
Development equipment	20%
Manufacturing equipment	33%
Leasehold improvements	lesser of term or estimated economic life

Upon the acquisition of assets in November 2004, the Company applied negative goodwill to property, plant and equipment to reduce the carrying values upon acquisition to Nil [Note 10].

Impairment of Long-lived Assets

In accordance with Statement of Financial Accounting Standard (“SFAS”) 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews the carrying value of its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of the assets might be impaired and the carrying value may not be recoverable. Recoverability of these assets is measured by comparison of the carrying value of the assets to the undiscounted cash flows estimated to be generated by those assets over the remaining economic life. If the undiscounted cash flows are not sufficient to recover the carrying value of such assets the assets are considered impaired, the impairment loss is measured by comparing the fair value of the assets to their carrying values. Fair value is determined by either a quoted market price or a value determined by a discounted cash flow technique, whichever is more appropriate under the circumstances involved.

Warranty costs

The Company warrants that the hardware components of its SONAbeam product will be free of defects in material and workmanship and that the software components of its SONAbeam product will operate substantially in conformity to its published specifications and that the physical media will be free from defect. The terms of the warranties range from a period of one year to five years depending upon the type of warranty. Warranty costs are estimated based on the Company’s experience and are charged to cost of sales as sales are recognized or as such estimates change. Warranty accruals are included in accrued liabilities and activity for the periods ended December 31, 2005, from October 29 to November 19, 2004 and for the period from January 1 to November 18, 2004 are as follows:

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

	Fsona	Fsona	fSona
	Systems	Systems	Communications
	Corp.	Corp.	Corporation

	For the year	For the period	For the period
	ended	from	from
	December 31	Oct 29 to Dec 31	Jan 1 to Nov 18
	2005	2004	2004
	$	$	$

Balance, beginning of period	182,161	—	170,501
Assumed on acquisition of net assets (Note 11)	—	239,327	—
Charged to costs and expenses	(53)	(52,308)	140,086
Deductions*	(16,539)	(4,858)	(71,260)
Balance, end of period	165,569	182,161	239,327

* Deductions represent warranty claims paid out in the form of service costs and/or production replacements.

Revenue recognition

Revenues are predominantly derived from sales of products and extended warranties. Revenues also consist of installation, training and post contract customer support services which are not considered material.

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 Revenue Recognition and Statement of Position (“SOP”) 97-2. The Company sells a broad line of optical wireless products for use in communication networks which include computer hardware and software. Revenue from the sales of these wireless products, which include hardware and software, is recognized when the complete system including the software is delivered, the fees are fixed and determinable, the resulting receivable is deemed collectible by management and any uncertainties with regard to customer acceptance are insignificant. Software licenses are not sold separately. In an arrangement with multiple deliverables, as the fee for the undelivered post-contract customer support ("PCS") is included with the initial licensing fee, the support period is less than one year, the estimated cost of providing PCS during the arrangement is insignificant and there is no offer of unspecified upgrades or enhancements, the revenue associated with the PCS are recognized at the time when revenue from the sales of the products are recognized. Amounts collected prior to satisfying the above revenue recognition criteria are reflected as customer deposits. Where any of the above criteria is not met, the Company defers the revenue until such time as it is appropriate to recognize revenue. The associated costs incurred on the revenue are also deferred until the revenue is recognized. The Company defers revenue from separately priced warranty contracts and recognizes it in income on a straight-line basis over the contract period.

Where rights of return exist and the criteria of Statement of Financial Accounting Standard (“SFAS”) 48 “Revenue Recognition When Right of Return Exists” are not met, revenues are not recognized until such time that all of the criteria are met. The Company considers factors including customer type, fixed or determinable fees and the ability to reasonably estimate returns.

Software Development Costs

The Company follows SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased or Otherwise

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Marketed and expenses all software development costs until technological feasibility is established. Thereafter, the costs incurred are capitalized until the software is commercially available. Capitalized costs are amortized on a product-by-product basis. The annual amortization shall be the greater of the amount computed using (a) the ratio that current gross revenues for a product compare to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product. No amounts were capitalized during the period from January 1 to November 18, 2004, October 29 to December 31, 2004 and the year ended December 31, 2005.

Shipping and Handling Costs

Shipping and handling costs are accounted for under Emerging Issues Task Force (“EITF”) 00-10: Accounting for Shipping and Handling Fees and Costs. Revenues generated from shipping and handling costs charged to customers are included in sales and were $27,723 for the year ended December 31, 2005, $1,977 for the period October 29, 2004 to December 31, 2004, and $23,474 for the period January 1, 2004 to November 18, 2004. Shipping and handling costs for outbound shipping charges are included in cost of goods sold were $23,015 for the year ended December 31, 2005, $1,651 for the period October 29, 2004 to December 31, 2004 and $22,649 for the period January 1, 2004 to November 18, 2004.

Research and development

Research and development costs are expensed as incurred.

Advertising expense

The cost of advertising is expensed as incurred. Advertising expense included in sales and marketing expense, totalled $18,996 for the year ended December 31, 2005, $Nil for the period October 29, 2004 to December 31, 2004, and $25,083 for the period January 1, 2004 to November 18, 2004.

Reporting currency and foreign currency translation

The functional currency of the Company is determined in accordance with SFAS No. 52 “Foreign Currency Translation” Effective January 1, 2005, the Company changed its reporting currency from the Canadian dollar to the United States dollar, to provide information on a more comparable basis with the majority of the Company’s peer group.

Assets and liabilities of the Company, which are denominated in Canadian dollars, are translated to US dollars at the exchange rate in effect at balance sheet date. Revenue and expenses are translated to US dollars using the average rate in effect for the period. The cumulative effect of any translation gains or losses is included in the Cumulative Translation Adjustment in Stockholders’ Equity (Capital Deficit).

The Company also engages in transactions in US dollars. Transactions in US dollars are initially translated to the functional currency using the exchange rate in effect on the transaction date. Monetary assets and liabilities existing at the period end are then translated at the exchange rate in effect at the period end. All exchange gains or losses resulting from foreign currency transactions are included in the determination of net income (loss) for the period.

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

The financial information as of December 31, 2005 and 2004, and the year ended December 31, 2005, the period October 29, 2004 to December 31, 2004, and the period January 1, 2004 to November 18, 2004 is presented as if the US dollar had always been used as the reporting currency.

Income taxes

The Company follows the liability method for accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

Stock-based compensation

The Company applies SFAS No. 123, “Accounting for Stock-Based Compensation for Non-Employees” and has elected to continue to measure compensation cost for employees under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations.

SFAS No. 123 requires the Company to provide pro-forma information regarding net income as if compensation cost for the Company’s stock option plan had been determined in accordance with the fair value based method. The value of stock options granted to consultants is recognized in these consolidated financial statements as compensation expense using the Black-Scholes option pricing model. Such compensation is amortized over the contract services period or, if none exists, from the date of grant until the options vest. Compensation associated with unvested options is remeasured on each balance sheet date using the Black Scholes option pricing model.

SFAS 148 “Accounting for Stock-Based Compensation—Transition and Disclosure“ amends the disclosure requirements of SFAS 123 so that entities will have to make more prominent disclosures regarding the pro forma effects of using the fair value method of accounting for stock-based compensation.

The Company applies APB Opinion 25 and related interpretations in accounting for stock options granted to employees. The Predecessor Company granted 2,398,569 options to employees during the year ended December 31, 2003. No options were granted in 2004 and 2005 the Company. Generally, under APB No. 25 compensation expense is recognized for the difference between the market price of the underlying stock and the exercise price of the stock options. Had compensation cost been determined based upon the fair value of the stock options granted prior to 2004 at the grant date consistent with the fair value method prescribed in SFAS No. 123, (based on a dividend yield of Nil; risk-free interest rate of 2.4%; expected volatility of 68%; and expected life of 3.5 years) the Predecessor Company's net loss and loss per share would have been increased as follows:

For the period from Jan 1 to Nov 18 2004 $
Net loss and comprehensive loss, as reported	(3,470,865)
Deduct: Stock-based employee compensation expense determined under fair-value based method for all awards not included in net loss	(60,029)
Pro-forma net loss and comprehensive loss	(3,530,894)

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Comprehensive loss

Comprehensive loss includes all changes in equity during the period except those resulting from investments by owners and distributions to shareholders.

Earnings (Loss) Per Share

Earnings (loss) per share is computed in accordance with SFAS No. 128, “Earnings per Share”. Basic earnings (loss) per share is calculated by dividing the net earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in earnings of an entity. In loss periods, dilutive common equivalent shares are excluded, as the effect would be anti-dilutive.

Within Fsona Systems Corp., for the year ended December 31, 2005 and the period from October 29 to December 31, 2004, there were no anti-dilutive factors. Within Fsona Communications Corporation for the period from January 1 to November 18, 2004, the impact on dilution of the potential exercise of options was 1,806,740.

Comparative figures

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

Recent accounting pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard ("SFAS”) No. 151 “Inventory Costs: an Amendment of ARB 43, Chapter 4” which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). SFAS No. 151 requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this statement requires the allocation of fixed production overheads to the facilities. SFAS No. 151 is effective for financial statements for fiscal periods beginning after June 15, 2005.

On December 16, 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For non-public entities SFAS No. 123(R) is effective for the

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

first annual reporting period of the registrant’s first fiscal year beginning on or after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an Amendment of FASB Statements No. 133 and 140". Among other things, the SFAS No. 155 permits the election of fair value remeasurement for certain hybrid financial instruments that would otherwise require bifurcation under Statement 133, Accounting for Derivative Instruments and Hedging Activities. These hybrid financial instruments would include both assets and liabilities. SFAS No. 155 is effective for fiscal years beginning after September 15, 2006.

In September 2005, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) on Issue 05-7 (“EITF 05-7”), “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.” According to EITF Issue 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,” an exchange of debt instruments having substantially different terms (or a substantial modification of the terms of existing debt) is deemed tantamount to a debt extinguishment.

In EITF 05-7, the Task Force provides the following additional guidance in the application of EITF 96-19. In determining whether a substantial modification has been made to a convertible debt instrument (and thus whether an extinguishment has occurred), the change in fair value of the related embedded conversion option should be included in the EITF 96-19 analysis, with such change calculated as the difference between the fair values of the option immediately before and after the modification. The modification of a convertible debt instrument should affect subsequent recognition of interest expense with respect to changes in the fair value of the embedded conversion option. A new beneficial conversion feature should not be recognized nor should an existing one be reassessed upon modification to a convertible debt instrument (i.e., the only value associated with the modification of the embedded conversion option to be accounted for should be the change in its fair value). The foregoing consensus is effective for future modifications of debt instruments beginning in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109 “Accounting for Income Taxes”. This Interpretation prescribes that a company should use a more-likely-than-not recognition threshold based on the technical merits of the tax position taken. Tax positions that meet the more-likely-than-not recognition threshold should be measured in order to determine the tax benefit to be recognized in the financial statements. FIN 48 is effective in fiscal years beginning after December 15, 2006.

The Company is assessing the effect on these consolidated financial statements as a result of the implementation of these new standards.

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

3.	CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company’s cash is held at a Chartered Canadian bank and earns a market rate of interest. The Company performs ongoing credit evaluations of its customers. At December 31, 2005, three customers represent 76% of accounts receivable [2004 - two customers represent 65%].

4.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company’s financial instruments, including cash, accounts receivable, goods and services tax receivable, amounts due from related party, accounts payable, accrued liabilities and loans payable approximate fair value unless otherwise stated due to the short-term nature of the financial instruments.

5.	CASH

At December 31, 2005, included in cash is $43,230 (CDN$50,277) denominated in Canadian dollars [2004 - $67,783 (CDN$81,475)].

6.	ACCOUNTS PAYABLE

At December 31, 2005, included in accounts payable is $181,685 (CDN$211,300) denominated in Canadian dollars [2004 - $107,633 (CDN$129,375)].

7.	GOVERNMENT GRANTS

Technology Partnership Canada (“TPC”) provides funding for 33.33% of eligible operating costs incurred from February 14, 2001 to March 31, 2004 related to the research and development of “Next Generation Broadband Optical Wireless Initiative Projects” to a maximum funding of CDN$9,994,334.

Payments from TPC are accrued when qualifying expenditures have been submitted and when there is reasonable assurance that the credits will be realized. At November 18, 2004, the Predecessor Company had received cumulative TPC funding of CDN$5,797,948. The Company received no funding during the year ended December 31, 2005 and the period from November 19, 2004 to December 31, 2004.

Although the Company has used its best judgement and understanding of the agreement with TPC in determining the amounts and timing of the credits, it is possible that the amounts could change by a material amount in the near term resulting from a review or audit by TPC [Note 16 (a)]. In addition, in the event of a change in ownership or in the event of default or other conditions, the TPC agreement may require the partial or full repayment of TPC funding.

These payments are included in the consolidated statement of operations as a reduction in the following expense categories:

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

7.	GOVERNMENT GRANTS (cont'd...)

	Fsona	Fsona	fSona
	Systems	Systems	Communications
	Corp.	Corp.	Corporation

	For the year	For the period	For the period
	ended	from	from
	December 31	Oct 29 to Dec 31	Jan 1 to Nov 18
	2005	2004	2004
	$	$	$

Cost of sales	—	—	10,341
Sales and marketing	—	—	14,542
Customer support	—	—	6,730
Research and development	—	—	152,456
General and administrative	—	—	(1,290)
	—	—	182,779

No funding for the purchase of property, plant and equipment was received during the year ended December 31, 2005, the period from October 29 to December 31, 2004 and the period from January 1 to November 18, 2004.

The Company is obligated to provide royalty payments of 0.3719% of annual gross revenues generated from “Next Generation Broadband Optical Wireless Initiative Projects” until December 31, 2008. Accordingly, royalties are reflected in the accompanying consolidated financial statements when the Company records gross revenues in accordance with the terms of the TPC agreement.

Royalties incurred up to and including December 31, 2004 are due in the year ended December 31, 2005. Royalties incurred after December 31, 2004 will be paid on an annual basis. If, at December 31, 2008, the total cumulative royalty payments paid or due exceed CDN$20,957,000, the payment of royalties will end, otherwise royalty payments will continue until either this amount has been paid or until December 31, 2010, whichever occurs first. As at December 31, 2005, the Company has accrued $44,865 (CDN$52,179) of royalty payments [2004 - $33,898 (CDN$30,746)].

8.	INVENTORY

	2005	2004
	$	$

Raw materials	1,108,553	1,180,055
Work in progress	275,620	113,824
Finished goods	219,674	208,010
	1,603,847	1,501,889

Less: current portion	972,310	741,417
Long term portion	631,537	760,472

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

8.	INVENTORY (cont'd...)

Included in raw materials inventory are components that are not expected to be consumed within the year ended December 31, 2006 and accordingly are recorded as long term inventory - $631,537 [December 31, 2004 - $760,472].

9.	PROPERTY, PLANT AND EQUIPMENT

	Cost $	Accumulated depreciation $	2005 Net book value $	2004 Net book value $
Computer hardware	6,092	1,516	4,576	—
	6,092	1,516	4,576	—

$238,017 (CDN$270,995) of the excess of fair value of net assets acquired by the Company (Note 10) in excess of the purchase price has been allocated against the net book value of property, plant and equipment, thus resulting in a $Nil balance as at December 31, 2004.

10.	ACQUISITION OF ASSETS FROM fSONA COMMUNICATIONS CORPORATION

On November 19, 2004, the Company acquired certain assets and liabilities of fSona Communications Corporation. fSona Communications Corporation is the Predecessor Company and was also involved in the development, manufacturing and selling of a broad line of optical wireless products for use in communication networks. This acquisition has been recorded under the purchase method of accounting. The allocation of the purchase price to the assets acquired and liabilities assumed at fair value is as follows:

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

10.	ACQUISITION OF ASSETS FROM fSONA COMMUNICATIONS CORPORATION (cont'd...)

$

Purchase Price
Original investment	380,716
Acquisition costs	35,551
416,267

Assets acquired
Cash	7,983
Short-term investments	8,724
Accounts receivable	573,653
Prepaid expenses	,679
Deferred cost of sales	551,662
Inventories	1,552,908
Property, plant and equipment, net	227,421
Liabilities assumed
Deferred revenue	(707,073)
Current liabilities	(852,064)
Deferred tax liability	(248,762)
TPC royalty payable	(33,034)
Leasehold inducements	(34,765)
Fair value of net assets acquired	1,098,332
Excess of fair value of net assets acquired in excess of purchase price	682,065

Allocation of excess fair value:
Property, plant and equipment	238,017
Extraordinary gain	444,048
682,065

The excess of fair value of net assets acquired over purchase price represents negative goodwill which is recorded as a reduction of the Company’s net property, plant and equipment balance with the excess recorded as an extraordinary gain in accordance with accounting principles generally accepted in the United States. This extraordinary gain is not taxable.

The disbursement was financed by a loan payable (Note 11) to Crown Capital Partners S.A, a company then wholly owned by the shareholder of the Company, in the amount of $416,267, non-interest bearing with no terms of repayment and collateralized by a general security agreement covering all present and after acquired assets of the Company.

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

11.	LOANS PAYABLE

The loans payable represent amounts outstanding as at December 31 as follows:

	2005	2004
	$	$

Revolving loan payable to the shareholder of the Company
with an interest rate of prime (December 31, 2005 – 4.5%)
plus 2%, due on demand and collateralized by an assignment
of certain receivables [i].	300,000	—

Loans payable to the shareholder of the Company
non-interest bearing, no terms of repayment and
collateralized by a general security agreement covering all	3,025,339	731,580
present and after acquired assets of the Company [ii].	3,325,339	731,580

Less: current portion	3,325,339	731,580
Long-term portion	—	—

[i]	On March 28, 2006 the shareholder of the Company forgave interest totaling approximately $4,200 that had accrued on the revolving loan payable.

[ii]	At December 31, 2005, included in loans payable is $335,340 (CDN$390,000) denominated in Canadian dollars [2004 - $207,987 (CDN$250,000)].

[iii]

On March 28, 2006, the sole shareholder of the Company assigned $3,312,001 of loans payable to an arms length company. The arms length company then settled this debt with the Company in exchange for 999,900 common shares.

12.	CAPITAL STOCK

a]	Fsona Systems Corp.

i]	Authorized

The Company is authorized to issue 100,000,000common shares with a par value of $0.001.

ii]	Issued and outstanding
	Number of Shares	Amount $

Issuance of common stock for cash on inception	100	1
Balance, December 31, 2004	100	1

Balance, December 31, 2005	100	1

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

12.	CAPITAL STOCK (cont'd...)

On March 28, 2006, the sole shareholder of the Company sold 100% of their common shares to an arms length company.

On April 8, 2006 the Company issued 82,000 common shares to various employees of the Company.

13.	INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liability at December 31, 2005 and 2004 are presented below:

	2005	2004
	$	$
Deferred tax assets:
Loss carryforwards	949,000	130,000
Other	(35,000)	43,000

	914,000	173,000
Deferred tax asset valuation allowance	(914,000)	(173,000)
Net future tax assets	—	—

	2005	2004
	$	$
Deferred tax liability:
Excess of accounting basis over tax basis of inventory	254,880	246,610
Deferred tax liability	254,880	246,610

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

13.	INCOME TAXES (cont’d.)

Management believes there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

The income tax provision for the year ended December 31, differs from the amount obtained by applying the applicable statutory income tax rates to loss before income taxes and dividends as follows:

	Fsona	Fsona	fSona
	Systems	Systems	Communications
	Corp.	Corp.	Corporation

	For the year	For the period	For the period
	ended	from	from
	December 31	Oct 29 to Dec 31	Jan 1 to Nov 18
	2005	2004	2004
	$	$	$

Combined statutory income tax rate	34%	35.60%	35.60%

Income tax recovery (expense) based on combined
statutory rate	887,000	(48,000)	1,236,000
Non-taxable extraordinary gain	—	158,000	—
Non-taxable (non-deductible) items	(5,000)	(1,000)	(5,000)
Recovery of valuation allowance	(149,000)	—	—
Other	8,000	64,000	—
Increase in valuation allowance	(741,000)	(173,000)	(1,231,000)
Income tax recovery (provision for income taxes)	—	—	—

The Company is subject to federal, state and provincial income taxes in Canada and the United States.

At December 31, 2005, the Company has non-capital losses for Canadian and United States income tax purposes of approximately $2,790,000 which are available to carryforward to reduce future years' taxable income, of which approximately $1,818,000 are restricted to Canadian sourced income. The non-capital losses available for Canadian tax purposes expire between 2014 and 2015; while the non-capital losses available to the United States expire in 2025.

14.	RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in the consolidated financial statements are as follows:

Fsona Systems Ltd. (a commonly controlled company) charged management fees to the Company during the 2005 year. The management fees were for the services of sales and marketing - $536,359 and general and administrative - $142,972. Previous to 2005, such services had been provided internally within the Company.

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

14.	RELATED PARTY TRANSACTIONS (cont'd...)

As at December 31, 2005, $32,654 was owed to the Company by Fsona Systems Ltd. These advances are non-interest bearing, unsecured and repayment is not expected until after December 31, 2006. Subsequent to December 31, 2005, the Company wrote-off these advances.

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

15.	SEGMENTED INFORMATION

The Company operates in one primary operating segment, that being the design, manufactures and sale of optical wireless equipment.

A summary of revenue segmented by the customer’s country of residence is as follows:

	Fsona	Fsona	fSona
	Systems	Systems	Communications
	Corp.	Corp.	Corporation

	For the year	For the period	For the period
	ended	from	from
	December 31	Oct 29 to Dec 31	Jan 1 to Nov 18
	2005	2004	2004
	$	$	$

Revenues:
Canada	45,594	—	179,590
United States	1,032,724	199,442	1,594,585
Central & Latin America	943,793	90,063	86,149
Europe, Middle East & Africa	420,284	17,970	278,289
Asia – Pacific	41,613	—	232,046
Australia	53,713	—	—
	2,537,721	307,455	2,370,659

Substantially all of the Company’s assets are maintained in Canada.

One customer accounted for 23.3% of revenue in the year ended December 31, 2005 (three customers accounted for 31.9%, 29.4% and 20.0% for the period October 29, 2004 to December 31, 2004; one customer accounted for 10.8% for the period January 1, 2004 to November 18, 2004.)

16. COMMITMENTS AND CONTINGENCIES

a]	TPC audit

In January 2004, TPC commissioned an audit of the Predecessor Company’s prior claims for TPC funding [Note 7]. TPC indicated that the Predecessor Company has potentially overstated prior expenditures eligible for funding by approximately $1,875,000 (CDN$2,180,625) which equates to a potential assessment against the Company of

FSONA SYSTEMS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(expressed in US dollars)

December 31, 2005 and 2004

16. COMMITMENTS AND CONTINGENCIES (cont'd...)

$624,936 (CDN$726,801). The Company vigorously disagrees with TPC’s preliminary findings, with the exception of a possible $173,977 (CDN$202,335) overstatement. As the TPC audit is in process and a final determination has not been made, the likelihood of repayment and the ultimate amount, if any, are not determinable at this time. Accordingly, with the exception of the possible $173,977 (CDN$202,335) overstatement, no amount has been recorded in these financial statements.

b]	Lease commitments

The Company leases its premises and certain equipment under operating leases. The minimum lease payments are as follows:

$
2006	177,899
2007	181,001
2008	184,187
2009	187,469
2010	49,747
780,303

Included in the above lease payments is approximately $74,600 per annum payable in the Canadian dollar. Rent expense was $170,860 (CDN$206,980) for the year ended December 31, 2005, $20,086 (CDN$24,256) for the period October 29, 2004 to December 31, 2004, and $237,138 (CDN$237,138) for the period from January 1, 2004 to November 18.

c]	Litigation

During the normal course of business activity, the Company was involved in a litigation proceeding as at December 31, 2005. While the outcome of these matters is subject to future resolution, management's evaluation and analysis of such matters indicates that, individually and in the aggregate, the probable ultimate resolution of such matters will not have a material adverse effect on the Company's financial statements. The outcome of these matters is presently indeterminable. Any settlement resulting from resolution of these contingencies will be accounted for in the period of settlement.

Financial Statements

Fsona Systems Corp.

(expressed in US dollars)

September 30, 2006 and December 31, 2005

Fsona Systems Corp.

BALANCE SHEETS

(expressed in US dollars)

	(Unaudited)
	September 30,	December 31,
	2006	2005
	$	$
ASSETS
Current assets
Cash and cash equivalents	493,060	278,379
Accounts receivable, net of allowance for doubtful accounts of $Nil and $35,188, respectively	188,072	117,641
Goods and services tax refundable	16,505	18,197
Inventory [note 3]	697,288	972,310
Prepaid and other current assets	63,826	95,473
Total current assets	1,458,751	1,482,000

Inventory [note 3]	460,231	631,537
Property, plant and equipment	22,206	4,576
	1,941,188	2,118,113

LIABILITIES
Current liabilities
Accounts payable	114,583	340,423
Accrued liabilities	406,864	451,130
Deferred tax liability	265,210	254,880
Current portion of loans payable [note 4]	4,352,686	3,325,339
Customer deposits and deferred revenue	493,479	312,882
Total current liabilities	5,632,822	4,684,654

Accrued royalty	52,914	44,865
Total liabilities	5,685,736	4,729,519

CAPITAL DEFICIT

Capital stock [notes 4 and 5]	1,082	1
Additional paid-in capital	270,339	-
Accumulated other comprehensive loss - cumulative translation adjustment	(213,814)	(103,454)
Due from related party [note 7]	-	(32,654)
Accumulated deficit	(3,802,155)	(2,475,299)
Total Capital Deficit	(3,744,548)	(2,611,406)
Total Liabilities and Capital Deficit	1,941,188	2,118,113

SEE ACCOMPANYING NOTES

Fsona Systems Corp.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited – expressed in US dollars)

	For the nine-month	For the nine-month
	period ended	period ended
	September 30,	September 30,
	2006	2005
	$	$

Sales (Note 6)	1,652,882	1,824,211
Cost of sales	1,283,248	1,452,036
Gross profit	369,634	372,175

Operating expenses
Sales and marketing	929,951	1,128,960
Customer support	221	139,532
Research and development	421,119	518,528
General and administrative	506,977	570,673
Depreciation of property, plant and equipment	2,322	944
Total operating expenses	1,860,590	2,358,637

Loss from operations	(1,490,956)	(1,986,462)

Other income (expense)
Interest income	5,159	1,432
Interest and bank charges	(2,352)	(2,497)
Gain on disposal of property, plant and equipment	1,501	36
Foreign exchange gain and other	159,792	92,067
Total other income (expense)	164,100	91,038

Net loss for the period	(1,326,856)	(1,895,424)

Foreign currency translation	(110,360)	95,321

Comprehensive loss	(1,437,216)	(1,800,103)

Loss per share – basic and diluted	(1.84)	(18,954.24)

Weighted average shares outstanding – basic and diluted	721,367	100

SEE ACCOMPANYING NOTES

Fsona Systems Corp.

STATEMENTS OF CASH FLOWS

(Unaudited - expressed in US dollars)

	For the nine-	For the nine-month
	month period ended	period ended
	September 30,	September 30,
	2006	2005
	$	$

Cash flows used in operating activities:
Net loss	(1,326,856)	(1,895,424)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of property, plan and equipment	2,322	944
Amortization of lease inducement	—	(29,439)
Provision for warranties	16,186	39,157
Issuance of common stock for services	271,420	-
Write-down of amounts due from related party	32,654	-
Gain on disposal of property, plant and equipment	(1,501)	(36)
Changes in operating assets and liabilities
Accounts receivable	(65,666)	(12,741)
Goods and services tax receivable	1,955	170
Prepaid expenses and other current assets	34,162	264,613
Inventory	508,001	(236,164)
Accounts payable	(235,106)	283,937
Accrued liabilities	(60,994)	(12,708)
Customer deposits and deferred revenue	167,726	(261,133)
Accrued royalty	6,176	6,777
Net cash used in operating activities	(627,520)	(1,852,047)

Cash flows used in investing activities
Purchase of property, plant and equipment	(19,713)	(4,846)
Net cash used in investing activities	(19,713)	(4,846)

Cash flows provided by financing activities
Proceeds from (repayment of) loans payable	881,568	1,727,903
Net cash provided by financing activities	881,568	1,727,903

Effect of foreign exchange rate changes on cash	2,347	(41,223)

Increase (decrease) in cash and cash equivalents	214,681	(170,213)
Cash and cash equivalents, at the beginning of the period	278,379	194,286
Cash and cash equivalents, at the end of the period	493,060	24,073

Non-cash investing and financing activities:
Issuance of common stock for services (Note 5)	271,420	-

Supplemental information:
Cash interest paid	(2,352)	(2,497)
Cash interest received	5,159	1,432

SEE ACCOMPANYING NOTES

Fsona Systems Corp.

STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)

(Unaudited - expressed in US dollars)

			Additional	Due from	Cumulative		Total
	Common Stock		Paid-In	Related	Translation	Accumulated	Capital
	Shares	Amount	Capital	Party	Adjustment	Deficit	Deficit
		$	$	$	$	$	$
Balance, January 1, 2006	100	1	-	(32,654)	(103,454)	(2,475,299)	(2,611,406)

Issuance of common shares in settlement of loans payable [note 4]	999,900	999	(999)	-	-	-	-
Issuance of common shares for services provided [note 5]	82,000	82	271,338	-	-	-	271,420

Net loss for the period	-	-	-	-	-	(1,326,856)	(1,326,856)
Write-off of amounts due from related party [note 7]	-	-	-	32,654	-	-	32,654
Foreign exchange translation adjustment	-	-	-	-	(110,360)	-	(110,360)
Balance, September 30, 2006	1,082,000	1,082	270,339	-	(213,814)	(3,802,155)	(3,744,548)

SEE ACCOMPANYING NOTES

FSONA SYSTEMS CORP.

NOTES TO THE FINANCIAL STATEMENTS

(expressed in US dollars)

September 30, 2006 and December 31, 2005

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business

Fsona Systems Corp. (the “Company”) develops, manufactures and sells a broad line of optical wireless products for use in communication networks. The Company’s installation base includes both early-adopter enterprise and carrier customers in North and South America, Europe and Asia.

The Company was incorporated under the British Columbia Business Corporations Act in October 2004. On November 19, 2004, the Company acquired certain assets and liabilities of fSona Communications Corp., its predecessor business. On August 10, 2005 the Company filed Articles of Domestication and Incorporation in the state of Nevada and then on October 19, 2005 was registered as an extra provincial company under the Business Corporations Act. It is headquartered in Richmond, British Columbia.

On February 9, 2007, the Company's stockholders completed a share exchange agreement with Matrix Ventures, Inc. ("Matrix" (Note 9)), an inactive Nevada company, which resulted in the Company becoming a wholly-owned subsidiary of Matrix. The common stock of Matrix is quoted on the National Association of Securities Dealers Over-the-Counter Bulletin Board and was registered with the Securities and Exchange Commission in the United States.

Basis of Presentation

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities and commitments in the normal course of business for the foreseeable future. The existence of operating losses in both the Company and the predecessor business raise substantial doubt about the Company’s ability to continue as a going concern. If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported loss and the balance sheet classifications used.

Management has been able, thus far, to finance the operations, as well as the growth of the business through a series of borrowings from the Company’s controlling stockholder. The continuation of the Company is dependant on the continuing financial support of creditors and stockholders, obtaining additional long-term financing, as well as achieving and maintaining a profitable level of operations. The Company plans to raise additional equity and debt capital as necessary to finance the operating and capital requirements of the Company. Management expects the Company’s cash requirement over the twelve-month period ended September 30, 2007 to be $1,002,000. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds for operations.

Interim Financial Statements

The interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2005 and 2004. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not necessarily indicative of annual results.

FSONA SYSTEMS CORP.

NOTES TO THE FINANCIAL STATEMENTS

(expressed in US dollars)

September 30, 2006 and December 31, 2005

2.	SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenues are predominantly derived from sales of products and extended warranties. Revenues also consist of installation, training and post contract customer support services which are not considered material.

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 Revenue Recognition and Statement of Position (“SOP”) 97-2. The Company sells a broad line of optical wireless products for use in communication networks which include computer hardware and software. Revenue from the sales of these wireless products, which include hardware and software, is recognized when the complete system including the software is delivered, the fees are fixed and determinable, the resulting receivable is deemed collectible by management and any uncertainties with regard to customer acceptance are insignificant. Software licenses are not sold separately. In an arrangement with multiple deliverables, as the fee for the undelivered postcontract customer support (“PCS”) is included with the initial licensing fee, the support period is less than one year, the estimated cost of providing PCS during the arrangement is insignificant and there is no offer of unspecified upgrades or enhancements, the revenue associated with the PCS are recognized at the time when revenue from the sales of the products are recognized. Amounts collected prior to satisfying the above revenue recognition criteria are reflected as customer deposits. Where any of the above criteria is not met, the Company defers the revenue until such time as it is appropriate to recognize revenue. The associated costs incurred on the revenue are also deferred until the revenue is recognized. The Company defers revenue from separately priced warranty contracts and recognizes it in income on a straight-line basis over the contract period.

Where rights of return exist and the criteria of Statement of Financial Accounting Standard (“SFAS”) 48 “Revenue Recognition When Right of Return Exists” are not met, revenues are not recognized until such time that all of the criteria are met. The Company considers factors including customer type, fixed or determinable fees and the ability to reasonably estimate returns.

New Accounting Pronouncements

On December 16, 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For non-public entities SFAS No. 123(R) is effective for the first annual reporting period of the registrant’s first fiscal year beginning on or after December 15, 2005. The implementation of SFAS No. 123(R) did not have a material impact upon the Company’s financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109 “Accounting for Income Taxes”. This Interpretation prescribes that a company should use a more-likely-than-not recognition threshold based on the technical merits of the tax position taken. Tax positions that meet the more-likely-than-not recognition threshold should be measured in order to determine the tax benefit to be recognized in the financial statements. FIN 48 is effective in fiscal years beginning after December 15, 2006. The Company currently evaluating the effect, if any, that this pronouncement will have on its financial statements.

In March 2006, the Emerging Issues Task Force published Abstracts No. 06-3, “ How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement ” (“EITF 06-3”) which requires a policy be adopted to present externally imposed taxes on revenue-producing transactions on either a gross or net basis. Gross or net presentation may be elected for each different type of tax, but similar taxes should be presented consistently. Taxes within the scope of this issue would include taxes that are imposed on a revenue

FSONA SYSTEMS CORP.

NOTES TO THE FINANCIAL STATEMENTS

(expressed in US dollars)

September 30, 2006 and December 31, 2005

2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

transaction between a seller and a customer. EITF 06-3 is effective in interim and annual financial periods beginning after December 15, 2006. The adoption of EITF 06-3 is not expected to have a material impact on the Company’s financial statements.

On September 13, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the effect, if any, that this pronouncement will have on its financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of FAS 157 are effective for the fiscal year beginning November 15, 2007. The Company is currently evaluating the effect, if any, that this pronouncement will have on its financial statements.

3.	INVENTORY
	(Unaudited)
	September 30	December 31
	2006	2005
	$	$

Raw materials	960,832	1,108,553
Work in progress	131,944	275,620
Finished goods	64,743	219,674
	1,157,519	1,603,847

Less: current portion	697,288	972,310
Long term portion	460,231	631,537

Included in raw materials inventory are components that are not expected to be consumed within the twelve-month period following the Balance Sheet date, which are disclosed as long term inventory.

FSONA SYSTEMS CORP.

NOTES TO THE FINANCIAL STATEMENTS

(expressed in US dollars)

September 30, 2006 and December 31, 2005

4.	LOANS PAYABLE

The loans payable represent amounts outstanding as at:

	(Unaudited)
	September 30	December 31
	2006	2005
	$	$

Loan payable to Everona Limited (the Company’s controlling stockholder)
non-interest bearing, no terms of repayment and
collateralized by a general security agreement covering all
present and after acquired assets of the Company	605,686	-

Revolving loan payable to Crown (former controlling stockholder of the Company)with an interest rate of prime plus 2%
collateralized by an assignment of certain receivables [i, ii].	—	300,000

Amounts payable to Crown, non-interest bearing, unsecured
and no terms of repayment	434,999	3,025,339

Amounts payable to Crown by Everona upon change of control,
bearing interest at 5% per annum, unsecured and due March 28, 2007 [ii]	3,312,001	-
	4,352,686	3,325,339

Less: current portion	4,352,686	3,325,339
Long-term portion	—	—

[i]	On March 28, 2006 Crown forgave interest totaling approximately $4,200 that had accrued on the revolving loan payable.

[ii]

On March 28, 2006, Crown (the Company’s former 100% stockholder) entered into an agreement with Everona Limited (“Everona”) to sell to Everona its 100% interest in the Company and $3,312,001 of the loan in exchange for an interest-bearing promissory note from Everona to Crown equal to $3,312,001. Following the acquisition, Everona entered into an agreement with the Company to convert the amounts owed to it by the Company in exchange for 999,900 shares of the Company’s common stock. Management does not believe the transaction between stockholders principally involving amounts previously advance by Crown has fully satisfied conditions for debt extinguishment. Accordingly, the amount owing from Everona to Crown continues to be carried on the Company’s balance sheet as a liability until such time as Everona extinguishes its debt to Crown. At such time, the balance of the debt will be reclassified as equity of the Company..

5.	CAPITAL STOCK

On April 8, 2006 the Company issued 82,000 fully-vested, non-forfeitable shares of common stock to various employees of the Company for services of sales and marketing - $215,150 and general and administrative - $56,270. The value assigned to the shares was $3.31 per share, which approximated the fair value of the common stock at the time of the agreement. Such amounts have been recognized in the Company’s Statement of Operations for the nine-month period ended September 30, 2006.

FSONA SYSTEMS CORP.

NOTES TO THE FINANCIAL STATEMENTS

(expressed in US dollars)

September 30, 2006 and December 31, 2005

6.	SEGMENTED INFORMATION

The Company operates in one primary operating segment, that being the design, manufactures and sale of optical wireless equipment.

	(Unaudited)
	For the nine months ended	For the nine months ended
	September 30, 2006	September 30, 2005
	$	$
Revenues
Canada	25,976	45,121
United States	563,117	815,902
Asia-Pacific	74,138	41,182
Central and Latin America	547,119	672,174
Europe, Middle East and Africa	442,532	195,970
Australia		53,156
	1,652,882	1,824,211

Two customers accounted for 10% and 20% of revenue in the nine month period ended September 30, 2006 (three customers accounted for 12%, 11% and 25% of revenue for the nine-month period ended September 30, 2005). Substantially all of the Company’s assets are located in Canada.

At September 30, 2006, three customers represent 81% of accounts receivable. At December 31, 2005, three customers represent 76% of accounts receivable.

7.	RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in the financial statements are as follows:

Fsona Systems Ltd. (a commonly controlled company) charged management fees to the Company during the 2005 year. The management fees were for the services of sales and marketing - $536,359 and general and administrative - $142,972. During the 2006 period, such services were provided internally within the Company.

As at December 31, 2005, $32,654 was owed to the Company by Fsona Systems Ltd. Such amounts were presented as a contra equity account because the Company substantially controlled repayments of such amounts as Fsona Systems Ltd. was dependent upon the Company for its business. These advances are non-interest bearing and unsecured. During the nine-month period ended September 30, 2006, these advances were written-off by the Company

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.

8.	CONTINGENCIES

a]	TPC audit

In January 2004, Technologies Partnership Canada (“TPC”) commissioned an audit of the Fsona Communications Corporation's, a predecessor company to Fsona Systems Corp., prior claims for TPC funding. TPC indicated that Fsona Communications Corporation, the predecessor company has potentially overstated prior expenditures eligible for funding by approximately $1,875,000 (CDN$2,180,625) which equates to a potential assessment against the Company of $624,936 (CDN$726,801). The Company vigorously disagrees with TPC’s

FSONA SYSTEMS CORP.

NOTES TO THE FINANCIAL STATEMENTS

(expressed in US dollars)

September 30, 2006 and December 31, 2005

8.	CONTINGENCIES (cont'd...)

preliminary findings, with the exception of a possible $173,977 (CDN$202,335) overstatement. As the TPC audit is in process and a final determination has not been made, the likelihood of repayment and the ultimate amount, if any, are not determinable at this time. Accordingly, with the exception of the possible $173,977 (CDN$202,335) overstatement, no amount has been recorded in these financial statements.

b]	Litigation

During the normal course of business activity, the Company was involved in a litigation proceeding as at September 30, 2006. While the outcome of these matters is subject to future resolution, management's evaluation and analysis of such matters indicates that, individually and in the aggregate, the probable ultimate resolution of such matters will not have a material adverse effect on the Company's financial statements. The outcome of these matters is presently indeterminable. Any settlement resulting from resolution of these contingencies will be accounted for in the period of settlement.

9.	ACQUISITION BY MATRIX VENTURES, INC.

On February 9, 2007, the Company’s stockholders closed an agreement with Matrix whereby Matrix would acquire all the issued and outstanding common stock of the Company in exchange for 2,439,348 voting shares of Matrix common stock. Matrix was incorporated in the State of Nevada on February 2, 2004 and was inactive from incorporation to the acquisition date. The acquisition will be accounted for in subsequent fiscal periods using the purchase method of accounting as applicable to reverse acquisitions because the former stockholders of the Company controlled approximately 51% of Matrix's common stock immediately upon conclusion of the transaction, representatives of the Company are now Matrix's sole directors and officers and the continuing business is that of the Company. Under reverse acquisition accounting, the post-acquisition entity will be accounted for as a recapitalization of the Company. Common stock issued by Matrix will be recorded at the carrying value of Matrix's net assets at the acquisition date.

The continuing company has retained December 31 as its fiscal year end.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.1*	Share Exchange Agreement dated February 8, 2007, among our company, FSona Systems and the former shareholders of FSona Systems
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on November 12, 2004)
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on November 12, 2004)
(10)	Material Contracts
10.1	Property Option Agreement dated April 21, 2004 (incorporated by reference from our Registration Statement on Form SB-2/A filed on January 10, 2005)
10.2	Property Option Amending Agreement dated December 31, 2005 (incorporated by reference from our Registration Statement on Form SB-2/A filed on January 20, 2005)
10.3	Loan Agreement (incorporated by reference from our Registration Statement on Form SB-2/A filed on January 20, 2005)
10.4*	Employment Agreement dated March 22, 2005 between FSona Systems and Sunny Taylor
(14)	Code of Ethics
14.1*	Code of Ethics
(21)*	Subsidiaries of the Small Business Issuer
FSona Systems Corp., a private Nevada corporation.
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIX VENTURES, INC.

/s/ Sunny Taylor

Sunny Taylor

President

Date: February 13, 2007

CW903884.15